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                                                                     Exhibit 3.3

                   ------------------------------------------

                       A PUBLIC COMPANY LIMITED BY SHARES

                   ------------------------------------------


                             ARTICLES OF ASSOCIATION

                                       of

                                 CARNIVAL PLC/1/
                                  (the Company)

                    ----------------------------------------

----------
/1/ Name changed from "P&O Princess Cruises plc" to "Carnival plc" on 17 April 2003.



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CONTENTS                                                         ARTICLE

Preliminary ..................................................   1-2
Construction. ................................................   3-15
Share Capital ................................................   16-34
Redeemable Shares ............................................   35-51
Variation of Rights ..........................................   52
Share Certificates ...........................................   53-55
Lien .........................................................   56-59
Calls on Shares ..............................................   60-66
Forfeiture and Surrender .....................................   67-73
Transfer of Shares ...........................................   74-83
Transmission of Shares .......................................   84-87
Alteration of Share Capital ..................................   88-91
Purchase of Own Shares .......................................   92
General Meetings .............................................   93-98
Notice of General Meetings ...................................   99-110
Proceedings at General Meetings ..............................   111-123
Voting rights and procedures under the
Equalization Agreement .......................................   124-146
Voting rights and procedures .................................   147-160
Proxies and Corporate Representatives ........................   161-169
Number of Directors ..........................................   170
Appointment and Retirement of Directors ......................   171-181
Alternate Directors ..........................................   182-187
Powers of the Board ..........................................   188-190
Delegation of powers of the Board ............................   191-194
Disqualification and Removal of Directors ....................   195
Remuneration of Non-Executive Directors ......................   196-197
Directors' Expenses ..........................................   198
Executive Directors ..........................................   199-201
Directors' Interests .........................................   202-203
Gratuities, Pensions and Insurance ...........................   204-207
Proceedings of the Board .....................................   208-217
Secretary ....................................................   218
Minutes ......................................................   219-220
The Seal .....................................................   221-223
Registers ....................................................   224-225
Dividends ....................................................   226-247
Capitalisation of Profits and Reserves .......................   248
Record Dates .................................................   249
Accounts .....................................................   250-252
Notices ......................................................   253-265
Destruction of Documents .....................................   266-267
Untraced Shareholders ........................................   268-271
Liquidation ..................................................   272-276
Share Control Limit ..........................................   277-285
Combined Group Excess Shares .................................   286
Voting Control ...............................................   287
Indemnity ....................................................   288
Mandatory Exchange ...........................................   289-292



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PRELIMINARY

Table A

1. Regulations in Table A as in force at the date of the incorporation of the Company shall not apply to the Company.

Definitions

2. In these Articles, except where the subject or context otherwise requires:

         "Act" means the Companies Act 1985 including any modification or re-enactment of it for the time being in force;

         "Acting in Concert" has the same meaning as it has in the City Code provided that, notwithstanding anything to the contrary, none of (x) the Arison Group, (y) the Carnival Group or (z) the P&O Princess Group (each, a "Non-Concert Group"), shall be deemed to be Acting in Concert with any other Non-Concert Group for the purposes of these Articles;

         "Action" means, in relation to Carnival or the Company, any action affecting the amount or nature of issued share capital of such company, including any non-cash Distribution, offer by way of rights, bonus issue, sub-division or consolidation, or buy-back;

         "Acts" means the Act and all other statutes and subordinate legislation for the time being in force concerning companies so far as they apply to the Company;

         "address" in relation to electronic communications, includes any number or address used for the purposes of such communications;

         a person shall be treated as "Appearing to be Interested" in any Ordinary Shares if:

         (a)      the Company has received a notification which either:

                  (i) states that such person is, or may be, Interested in such Ordinary Shares;

                  (ii) fails to establish the identities of those Interested in the Ordinary Shares and (after taking into account any notification and any relevant information) the directors know or have reasonable cause to believe that the person in question is, or may be, Interested in the Ordinary Shares; or

         (b) the directors know or have reasonable cause to believe that the person in question is, or may be, Interested in the Ordinary Shares;

         "Applicable Exchange Rate" means, in relation to any proposed Distributions by the Company and Carnival in relation to which a foreign exchange rate is required, the average of the closing mid-point spot US dollar-sterling exchange rate on the five Business Days ending on the Business Day before the Distribution Determination Date relating to such Distributions (as shown in the London edition of the Financial Times, or such other point of reference as the parties shall agree), or such other spot US dollar-sterling exchange rate or average US dollar-sterling exchange rate as at such other date (or over such other period) before a Distribution Determination Date as the Board and the Board of Carnival shall agree, in each case rounded to five decimal places;

         "Applicable Regulations" means;

         (a) any law, statute, ordinance, regulation, judgement, order, decree, licence, permit, directive or requirement of any Governmental Agency having jurisdiction over P&O Princess and/or Carnival; and

         (b)      the rules, regulations, and guidelines of:

                  (i) any stock exchange or other trading market on which any shares or other securities or depositary receipts representing such shares or securities of either P&O Princess or Carnival are listed, traded or quoted; and

                  (ii) any other body with which entities with securities listed or quoted on such exchanges customarily comply,

                  (but, if not having the force of law, only if compliance with such directives, requirements, rules, regulations or guidelines is in accordance with the general practice of persons to whom they are intended to apply) in each case for the time being in force and taking account all exemptions, waivers or variations from time to time applicable (in particular situations or generally) to the Company or, as the case may be, Carnival;

         "Arison Group" shall mean each of Marilyn B. Arison, Micky Arison, Shari Arison, Michael Arison or their spouses or children or lineal descendants of Marilyn B. Arison, Micky Arison, Shari Arison, Michael Arison of their spouses, any trust established by Theodore Arison, any trust established for the benefit of any Arison family member mentioned in this definition, or any "person" (as such term is used in Section 13(d) or 14(d) of the United States Securities Exchange Act of 1934), directly or indirectly, controlling, controlled by or under common control with any Arison family member mentioned in this definition or any trust established for the benefit of any such Arison family member or any charitable trust or non-profit entity established by a member of the Arison Group but excluding (for the avoidance of doubt) Carnival, the Company or any of their respective Subsidiaries or affiliates.

         "Articles" means these articles of association as altered from time to time by special resolution;

         "Associated Tax Credit" means, in relation to any Distribution proposed to be made by the Company, the amount of any imputed or associated Tax credit or rebate or exemption (or the value of any other similar associated Tax Benefit) which would be available to a holder of P&O Princess Ordinary Shares receiving or entitled to receive the Distribution, together with the amount of any credit or benefit in respect of any Tax required to be deducted or withheld from the Distribution by or on behalf of the Company;

         "Auditors" means the auditors of the Company;

         "beneficially own" shall mean to possess beneficial ownership as determined under Rule 13d-3 under the U.S. Securities Exchange Act of 1934;

         "Board" means the board of directors of the Company (or a duly authorised committee of the board of directors of the Company) from time to time;

         "Board of Carnival" means the board of directors of Carnival (or a duly authorised committee of the board of directors of Carnival) from time to time;

         "Business Day" means any day other than a Saturday, Sunday or day on which banking institutions in the cities of both New York and London are authorised or obligated by law or executive order to close in the United Sates or England (or on which day such banking institutions are open solely for trading in euros);

         "Carnival" means Carnival Corporation;

         "Carnival Common Stock" has the meaning set out in the Carnival Constitution;

         "Carnival Constitution" means the Articles of Incorporation and By-Laws of Carnival as amended from time to time;

         "Carnival Entrenched Provisions" means the Carnival Entrenched Articles and the Carnival Entrenched By-Laws as defined in the Carnival Constitution;

         "Carnival Equivalent Number" means the number of shares of Carnival Common Stock that have the same rights to distributions of income and capital and voting rights as one P&O Ordinary Share. Initially, the Carnival Equivalent Number shall be 0.30040 but it shall adjust as provided in Clause 4 of the Equalization Agreement and the Schedule thereto. In all cases, the Carnival Equivalent Number shall be rounded to five decimal places;

         "Carnival Group" means Carnival and its Subsidiaries from time to time;

         "Carnival Guarantee" means the guarantee of the same date as the Equalization Agreement between Carnival and the Company under which Carnival agrees to guarantee certain obligations of the Company for the benefit of certain future creditors of the Company, as amended from time to time;

         "Carnival Special Voting Share" means the special voting share in the capital of Carnival having the rights set out in the Carnival Constitution;

         "certificated share" means a share in the capital of the Company that is not an uncertificated share and references in these Articles to a share being held in certificated form shall be construed accordingly;

         "Charitable Beneficiary" means any registered charity or similar body or organisation;

         "City Code" means the UK City Code on Takeovers and Mergers as amended from time to time (including any supplemental or replacement Applicable Regulations), and including any actions required, or approved, by any relevant governing or supervisory body with authority in relation to the UK City Code on Takeovers and Mergers (or any replacement);

         "Class Rights Action" means any of the actions listed in Article 124;

         "clear days" in relation to the sending of a notice means the period excluding the day on which a notice is sent or deemed to be sent and the day for which it is sent or on which it is to take effect;

         "Combined Group" means the Company, Carnival and their respective subsidiaries;

         "Combined Group City Code Limit" means, at any time (i) with respect to any person other than a Significant Combined Group Holder (or persons Acting in Concert), such Ordinary Shares (which may include either or both of P&O Princess Ordinary Shares and Carnival Common Stock) representing, in aggregate and after giving effect to the Equalization Ratio, the right to cast 30 per cent of the votes on a Joint Electorate Action from time to time, or (ii) with respect to a Significant Combined Group Holder only, any further Ordinary Shares (which may include either or both of P&O Princess Ordinary Shares or Carnival Common Stock) which increase that person's percentage of votes which could be cast on a Joint Electorate Action from time to time;

         "Combined Group Excess Shares" means the Ordinary Shares designated as such pursuant to Article 279;

         "Combined Group Excess Share Trust" means any trust established by the Company for the purposes, inter alia, of holding Combined Group Restricted Shares on behalf of, and for the benefit of, a Charitable Beneficiary;

         "Combined Group Excess Share Trustee" means any body corporate, association or other person appointed as a trustee by the Company who is empowered to hold, possess, dispose of and/or deal with the Combined Group Restricted Shares;

         "Combined Group Restricted Shares" means the Ordinary Shares as determined by reference to Article 277;

         "Combined Shareholders" means the holders of P&O Princess Ordinary Shares and the holders of Carnival Common Stock;

         "Companies Acts" has the meaning given by section 744 of the Act and includes any enactment passed after those Acts which may, by virtue of that or any other such enactment, be cited together with those Acts as the "Companies Acts" (with or without the addition of an indication of the date of any such enactment);

         "Compulsory Acquisition" means, with respect to a class of shares in the capital of P&O Princess, a compulsory acquisition of such class of shares in accordance with section 428 of the Act;

         "director" means a director of the Company;

         "Disenfranchised P&O Ordinary Shares" has the meaning given to it in
         Article 21A;

         "Distribution" means, in relation to the Company or Carnival, any dividend or other distribution, whether of income or capital, and in whatever form, made by the Company or Carnival (or any of their subsidiaries) to the holders of Ordinary Shares by way of pro rata entitlement, excluding any Liquidation Distribution, buy-back, repurchase or cancellation of Ordinary Shares;

         "Distribution Determination Date" means, with respect to any parallel Distributions to be made by the Company and Carnival, the date on which the Board and the Board of Carnival resolve to pay or make such parallel Distributions (or if they resolve on different dates to pay or make such parallel Distributions, the later of those dates);

         "dividend" means dividend or bonus;

         "DLC Structure" means the combination of the Company and Carnival by means of a dual listed company structure whereby, amongst other things, the Company and Carnival have a unified management structure and the businesses of both the Carnival Group and the P&O Princess Group are managed on a unified basis in accordance with the provisions of the Equalization Agreement;

         "DLC SVC" means the holder, from time to time, of the Carnival Special Voting Share;

         "DLC SVC Owner" means the holder, from time to time, of the equity interests in DLC SVC;

         "electronic signature" has the meaning given by section 7(2) of the Electronic Communications Act 2000;

         "employees' share scheme" has the meaning given by section 743 of the Act;

         "entitled by transmission" means, in relation to a share in the capital of the Company, entitled as a consequence of the death or bankruptcy of the holder or otherwise by operation of law;

         "Equalization Agreement" means the agreement entered into between the Company and Carnival and entitled the Equalization and Governance Agreement, as amended from time to time;

         "Equalization Distribution Amount" means the amount of any Distribution proposed to be paid or made by the Company or Carnival on its Ordinary Shares, before deduction of any amount in respect of Tax required to be deducted or withheld from such Distribution by or on behalf of such company and excluding the amount of any Associated Tax Credit, all such amounts being expressed in the currency of payment and on a per share basis;

         "Equalization Ratio" means, at any time, the ratio of (i) one P&O Princess Ordinary Share to (ii) the Carnival Equivalent Number as of such time;

         "Equalization Share" means, in relation to the Company, an Equalization Share in the capital of the Company with a par value of (pound)1 having the rights set out in Article 22 and, in relation to Carnival, any share in the capital of Carnival designated as an Equalization Share from time to time by the Board of Carnival;

         "Equivalent Distribution" shall have the meaning set out in Article
         234;

         "Equivalent Resolution" means a resolution of either the Company or Carnival that is equivalent in nature and effect to a resolution of the other company;

         "Exchange Event" means any of the following:

         (a) there shall have occurred any change in the tax laws, rules or regulations applicable to the Company and/or Carnival and/or their shareholders or in the application or interpretation thereof (collectively, a "Change In Tax Law") and the Board shall have reasonably determined, based on an opinion of a recognised independent tax counsel experienced in such matters and after using its commercially reasonable efforts to explore the available alternatives to the Mandatory Exchange in consultation with such counsel and external financial advisors, that (x) such Change In Tax Law is reasonably likely to have a material adverse effect on the Company and Carnival, considered as a single enterprise (a "Material Adverse Tax Effect"), (y) it is reasonably likely that such Material Adverse Tax Effect would be eliminated or substantially reduced by a Mandatory Exchange and (z) such Material Adverse Tax Effect could not be substantially eliminated by any commercially reasonable alternative to such Mandatory Exchange;

         (b) either (A) there shall have occurred any change in the non-tax laws, rules or regulations applicable to the Company and/or Carnival or in the application or interpretation thereof (collectively, a "Change In Other Law") as a result of which the Board has reasonably determined that, and has received a written legal opinion from independent counsel to the effect that, it is reasonably likely that, or (B) any court, governmental entity or regulatory body of competent jurisdiction shall have issued any ruling, judgement, decree or order which has been appealed to the extent the Board reasonably determined was appropriate in the circumstances (the "Final Order") finding, holding or declaring that, in either of cases (A) or (B), all or a substantial part of the contracts between, and the constituent documents of, the Company and Carnival that create the Combined Group (the "DLC Arrangements") are unlawful, illegal or unenforceable (collectively, an "Illegality Event") and the Board shall have reasonably determined, based on an opinion of a recognised independent counsel and after using its commercially reasonable efforts to explore the available alternatives to the Mandatory Exchange in consultation with such counsel and external financial advisors, that (x) the legal basis for the Illegality Event would be eliminated by a Mandatory Exchange,
                  (y) the Illegality Event could not be eliminated by any amendments to the DLC Arrangements that would not materially and adversely affect the rights of the shareholders of the Company or Carnival, taken together or in relation to each other and (z) the Change in Other Law or Final Order is reasonably likely to be enforced in a way that will have a material adverse effect on the Company and Carnival, considered as a single enterprise;

         "Exchange Notice" means a notice that is served on the holders of P&O Princess Ordinary Shareholders subsequent to the occurrence of an Exchange Event;

         "Governmental Agency" means a court of competent jurisdiction or any government or governmental, regulatory, self-regulatory or administrative authority, agency, commission, body or other governmental entity and shall include without limitation any relevant competition authorities, the UK Panel on Takeovers and Mergers, the London Stock Exchange, the UK Listing Authority, the US Securities and Exchange Commission and the New York Stock Exchange;

         "holder" in relation to a share in the capital of the Company means the member whose name is entered in the register as the holder of that share;

         A person shall be deemed to be "Interested" or to have an "Interest" in Ordinary Shares if such person has an interest which would be taken into account, or which he would be taken as having, in determining for the purposes of Part VI of the Act whether a person has a notification interest in a share (including any interest which he would be taken as having for the purposes) but shall not be deemed to be "Interested" or to have an "Interest" in shares which he holds as a bare or custodian trustee under the law of England or as a simple trustee under the law of Scotland;
                                                                               6

         "Joint Electorate Action" shall have the meaning set out in Article
         126;

         "Liquidation" means, with respect to either the Company or Carnival, any liquidation, winding up, receivership, dissolution, insolvency or equivalent proceedings pursuant to which the assets of either the Company or Carnival will be liquidated and distributed to creditors and other holders of recognisable claims against such company;

         "Liquidation Distribution" means in relation to the Company or Carnival, any dividend or other distribution per Ordinary Share, whether of income or capital and in whatever form, made or to be made by such company or any of its Subsidiaries to the holders of such company's Ordinary Shares by way of pro rata entitlement in connection with the Liquidation of such company;

         "Liquidation Exchange Rate" means as at any date, the average of the closing mid-point spot US dollar-sterling exchange rate on the five Business Days ending on the Business Day before such date (as shown in the London edition of the Financial Times), or such other point of reference as the Board and the Board of Carnival or the Board and liquidators of Carnival or the Board of Carnival and the liquidators of the Company or the liquidators of both the Company and Carnival, as the case may be, may determine in each case rounded to five decimal places;

         "London Stock Exchange" means London Stock Exchange plc;

         "Mandatory Exchange" shall have the meaning set out in Article 289;

         "Market Price" means the average of the daily closing price of an Ordinary Share on the London Stock Exchange, as derived from the Daily Official List, over the five consecutive Dealing Days prior to the relevant date;

         "member" means, unless the context otherwise requires, a member of the Company;

         "Member Present" means, in connection with a meeting, a member present at the venue or venues for the meeting, in person or by proxy, by attorney or, where the member is a body corporate, by representative;

         "Memorandum" means the memorandum of association of the Company as amended from time to time;

         "NYSE" means New York Stock Exchange, Inc;

         "office" means the registered office of the Company;

         "Operator" means the "Operator" of the "relevant system", in each case as defined in the Regulations;

         "Ordinary Share" means a P&O Princess Ordinary Share and/or a share of Carnival Common Stock, as the context requires;

         "paid" means paid or credited as paid;

         "Parallel Shareholder Meeting" means, in relation to Carnival, any meeting of the shareholders of Carnival which is:

     (a) nearest in time to, or contemporaneous with, the meeting of the shareholders of the Company and at which some or all of the same resolutions or some or all Equivalent Resolutions are to be considered; or

     (b) designated by the Board of Carnival as the parallel meeting of shareholders of a particular general meeting of the shareholders of the Company;

     "P&O Princess" or "Carnival plc" means the Company;

     "P&O Princess Entrenched Provision" means Articles 19, 20, 21, 21A, 22, 52, 76, 77, 96, 97, 98, 112, 113, 124 to 132 (inclusive), 136, 147, 174, 177,
     189, 194, 195(c), 234 to 237 (inclusive), 272 to 275 (inclusive), 277 to
     287 (inclusive) and 289 to 292 (inclusive) and the definitions referred to therein;

     "P&O Princess Guarantee" means the guarantee of the same date as the Equalization Agreement between the Company and Carnival under which the Company agrees to guarantee certain obligations of Carnival for the benefit of certain future creditors of Carnival, as amended from time to time;

     "P&O Princess Group" means the Company and its Subsidiaries from time to time;

     "P&O Princess Ordinary Shares" means ordinary shares in the capital of the Company (and, in respect of Articles 125, 128 and 129 only, will include any security entitled to vote on the relevant resolution), excluding the P&O Princess Special Voting Share and the Equalization Share, and except with respect to any voting rights (as described in Articles 147 and 148), on a Liquidation (as described in Articles 272-276 inclusive) and rights on a Mandatory Exchange (as described in Articles 289-292 inclusive), shall also include the Disenfranchised P&O Ordinary Shares;

     "P&O Princess Special Voting Share" means the special voting share in the capital of the Company (having the rights set out in and referred to in Article 19);

     "P&O Princess SVT" means P&O Princess Special Voting Trust, a trust organized under the laws of the Cayman Islands or any successor thereto;

     "P&O Princess SVT Agreement" means the Voting Trust Deed, establishing P&O Princess SVT, between P&O Princess Trustee and Carnival, dated as of April 17, 2003, as amended from time to time;

     "P&O Princess Trustee" means The Law Debenture Trust Corporation (Cayman) Limited, as trustee of P&O Princess SVT pursuant to the P&O Princess SVT Agreement (or any successor trustee appointed pursuant to Section 7.06 thereof);

     "Qualifying Takeover Offer" means an offer or offers to acquire Carnival Common Stock and P&O Princess Ordinary shares (i) which would be in accordance with the provisions of the City Code to the extent that the City Code applies to the Combined Group, and (ii) which:

     (a) are made to all holders of Carnival Common Stock and P&O Princess Ordinary Shares; and

     (b) are undertaken with respect to the Carnival Common Stock and P&O Princess Ordinary Shares at or about the same time; and

     (c) comply with all Applicable Regulations, the Carnival Constitution and these Articles; and

     (d) each of the Board of Directors of Carnival and the Board determines are equivalent to the holders of Carnival Common Stock, on the one hand, and the holders of P&O Princess Ordinary Shares, on the other hand, with respect to:

          (1) the consideration offered for such shares (taking into account exchange rates and any difference in the share price of P&O Princess Ordinary Shares and Carnival Common Stock determined by the Board and the Board of Carnival in their sole discretion to be appropriate and taking into account the Equalization Ratio);

          (2)  the information provided to such holders;

          (3)  the time available to such holders to consider such offers;

          (4)  the conditions to which the offer(s) is subject; and

          (5) such other terms of the offer(s) which the Board and the Board of Carnival shall determine are relevant.

     "recognised person" means a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange, each of which terms having the meaning given to it by section 185(4) of the Act;

     "register" means the register of members of the Company;

     "Regulations" means the Uncertificated Securities Regulations 2001;

     "seal" means the common seal of the Company and includes any official seal kept by the Company by virtue of section 39 or 40 of the Act;

     "secretary" means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary;

     "Significant Combined Group Holder" means any person who, after complying with the provisions of Articles 277 to 287, whether solely or together with any party Acting in Concert with such person, holds or exercises voting control over Ordinary Shares (which may include either or both of P&O Princess Ordinary Shares or Carnival Common Stock) representing, in aggregate and after giving effect to the Equalization Ratio, the right to cast not less than 30 per cent and not more than 50 per cent of the votes on a Joint Electorate Action from time to time;

     "Special Resolution" means, with respect to the Company or Carnival, a resolution required by Applicable Regulations and/or the Carnival Constitution or the Memorandum and these Articles, as relevant, to be approved by a higher percentage of votes voted than required under an ordinary resolution, or where the percentages of votes in favour and against the resolution is required to be calculated by a different mechanism to that required by an ordinary resolution;

     "subsidiary" means with respect to the Company or Carnival, any entity, whether incorporated or unincorporated, in which such company owns, directly or indirectly, a majority of the securities or other ownership interests having by their terms ordinary voting power to elect a majority of the directors or other persons performing similar functions, or the management and policies of which such company otherwise has the power to direct;

     "Substantive Resolution" means any resolution of the Company to be considered at a general meeting other than a resolution of a procedural or technical nature;

     "Tax" means any taxes, levies, imposts, deductions, charges, withholdings or duties levied by any authority (including stamp and transaction duties) (together with any related interest, penalties, fines and expenses in connection with them);

     "Tax Benefit" means any credit, rebate, exemption or benefit in respect of Tax available to any person;

     "uncertificated share" means a share in the capital of the Company which is recorded on the register as being held in uncertificated form and title to which may, by virtue o the Regulations, be transferred by means of a relevant system and references in these Articles to a share being held in uncertificated form shall be construed accordingly;

     "United Kingdom" means Great Britain and Northern Ireland; and

     "Voting Agreement" means the deed entered into among the Company, Carnival, DLC SVC, DLC SVC Owner and P&O Princess Trustee and entitled the SVE Special Voting Deed, as amended or novated from time to time, and shall include any deed entered into to replace that deed or any such replacement.

CONSTRUCTION

3. References to a document include, unless the context otherwise requires, references to an electronic communication.

4. References to an electronic communication mean, unless the contrary is stated, an electronic communication (as defined in the Act) comprising writing.

5. References to a document being executed include references to its being executed under hand or under seal or, in the case of an electronic communication, by electronic signature.

6. References to an instrument mean, unless the contrary is stated, a written document having tangible form and not comprised in an electronic communication (as defined in the Act).

7. Where, in relation to a share, these Articles refer to a relevant system, the reference is to the relevant system in which that share is a participating security at the relevant time.

8. References to a notice or other document being sent to a person by the Company include references to such notice or other document, or a copy of such notice or other document, being sent, given, delivered, issued or made available to, or served on, that person by any method authorised by these Articles, and sending shall be construed accordingly.

9. References to writing mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether comprised in an electronic communication (as defined in the Act) or otherwise, and written shall be construed accordingly.

10. Words denoting the singular number include the plural number and vice versa; words denoting the masculine gender include the feminine gender; and words denoting persons include corporations.

11.  Words or expressions contained in these Articles which are not defined in
     Article 2 but are defined in the Act have the same meaning as in the Act (but excluding any modification of the Act not in force at the date of adoption of these Articles) unless inconsistent with the subject or context.

12.  Words or expressions contained in these Articles which are not defined in
     Article 2 but are defined in the Regulations have the same meaning as in the Regulations (but excluding any modification of the Regulations not in force at the date of adoption of these Articles) unless inconsistent with the subject or context.

13. Subject to the preceding two paragraphs, references to any provision of any enactment or of any subordinate legislation (as defined by section 21(1) of the Interpretation Act 1978) include any modification or re-enactment of that provision for the time being in force.

14. Headings and marginal notes are inserted for convenience only and do not affect the construction of these Articles.

15. In these Articles, (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them; (b) the word Board or board in the context of the exercise of any power contained in these Articles includes any validly appointed committee; (c) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

SHARE CAPITAL

Share capital

16. The authorised share capital of the Company on the adoption of these Articles is (pound)100,002 divided into 2 subscriber shares of (pound)1 each, 99,998 redeemable preference shares of (pound)1 each, one P&O Princess Special Voting Share of (pound)1 and one Equalization Share of (pound)1 and US$375 million divided into 750,000,000 ordinary shares of US$0.50 each./2/

17. The two subscriber shares have no rights whatsoever, including without limitation the right to receive notice, attend and vote at a general or extraordinary meeting, the right to receive dividends and the right to receive the payment of capital upon a distribution of assets.

------------------
/2/ Ordinary shares were consolidated into shares of US $1.66 each on 17 April 2003, which also created one deferred share.

Return of Capital

18. If on any return of capital to a shareholder of the Company there is any fraction of a cent, or pence as the case may be in respect of the amount due to be paid to holder of any P&O Princess Ordinary Share, such fraction shall, to the extent permitted by Applicable Regulations, be rounded up to the nearest whole cent or pence as the case may be.

P&O Princess Special Voting Share

19. The P&O Princess Special Voting Share shall confer on the holder of such share the relevant rights set out in these Articles, but shall cease to confer any right to receive notice of, attend or vote at any general meeting if either:

     (a)  the Equalization Agreement is terminated; or

     (b) a resolution to terminate the Voting Agreement is approved by both Carnival and the Company as a Class Rights Action.

20. On a distribution of assets of the Company on a Liquidation of the Company, the P&O Princess Special Voting Share shall rank after the holders of Ordinary Shares and redeemable preference shares but ahead of the Equalization Share for repayment of any capital paid up or credited as paid up and shall only be entitled to repayment of the nominal value paid up on its share. The P&O Princess Special Voting Share shall not be entitled to receive any dividends.

21. The rights attaching to the P&O Princess Special Voting Share may be varied by a resolution approved as a Class Rights Action. Where the proposed variation increases the obligations of the holder of the P&O Princess Special Voting Share, such variation shall also require the consent of the holder of the P&O Princess Special Voting Share.

21A. All shares in the capital of the Company carrying liquidation rights and/or voting rights acquired by any member of the Carnival Group, whether pursuant to the partial share offer by Carnival for up to 20 per cent. of the P&O Princess Ordinary Shares dated 17 March 2003 or otherwise, shall automatically be converted on the first day that such shares are beneficially owned by such member of the Carnival Group into disenfranchised shares ("Disenfranchised P&O Ordinary Shares") which will rank pari passu with all of the shares of the same class, save that such shares shall not have any rights:

     (a) to attend or vote at any general meeting or class meeting of the Company unless at the relevant date the Carnival Group is entitled to effect a Compulsory Acquisition of such class of shares (treating for the purpose of such calculation, any shares of such class that are Disenfranchised P&O Ordinary Shares as if this Article 21A did not apply to such shares); or

     (b)  to receive any distribution upon Liquidation.

     Following the transfer of any Disenfranchised P&O Ordinary Shares from the Carnival Group to a person who is not a member of, or Acting in Concert with, the Combined Group such Disenfranchised P&O Ordinary Shares shall automatically be reclassified on the day that such shares are, following such transfer, registered in the register of members of the Company into shares of the same class carrying liquidation rights and/or voting rights.

21B  (a)  As from the Termination Date (as defined in the P&O Princess SVT
          Agreement) the holder of the P&O Princess Special Voting Share shall promptly, upon being requested to do so and upon the receipt of (pound)1 from the proposed transferee of the P&O Princess Special Voting Share, transfer the P&O Princess Special Voting Share to such person as the Board shall direct it to in writing and the consideration for such transfer shall be the receipt of (pound)1.

     (b) If the holder of the P&O Princess Special Voting Share is validly removed or validly resigns and, in either case, is validly discharged as trustee of the P&O Princess SVT and a successor trustee is validly appointed pursuant to the P&O Princess SVT Agreement and applicable law, the holder of the P&O Princess Special Voting Share shall promptly, upon being requested to do so, transfer the P&O Princess Special Voting Share to such successor trustee upon the Board directing it to do so in writing.

     (c) If the holder of the P&O Princess Special Voting Share fails or refuses to transfer the P&O Princess Special Voting Share in accordance with the Board's directions under Articles 21B(a) or (b) above, such person(s) shall:

          (i) be deemed to irrevocably appoint the Company as his agent for the sale of the P&O Princess Special Voting Share, together with all rights attaching thereto, including, but not limited to, the right to do all acts and things, receive the proceeds from the sale of the P&O Princess Special Voting Share (if applicable) and to negotiate, sign, execute and deliver all documents on behalf of the holder of the P&O Princess Special Voting Share which it considers necessary and advisable in connection with the sale of the P&O Princess Special Voting Share (provided that the Company as his agent shall have no authority to make any representations or give any undertaking or warranty on behalf of the transferor other than representations and warranties as to the title of the transferor to the P&O Princess Special Voting Share, that such share was free from any encumbrances other than encumbrances arising pursuant to the P&O Princess SVT Agreement and that the share would be transferred with full title guarantee save for encumbrances arising pursuant to the P&O Princess SVT Agreement) and such appointment shall endure for so long as is necessary to complete the sale of the P&O Princess Special Voting Share; and

          (ii) authorise any person authorised by the Board to execute an instrument of transfer in respect of the P&O Princess Special Voting Share in accordance with the directions of the Board. The transferee shall not be bound to see to the application of any purchase money and his title to the P&O Princess Special Voting Share shall not be affected by any irregularity in or invalidity of the proceedings in relation to the sale or transfer; and

          (iii) assist the Company in any and all matters or things relating to the sale of the P&O Princess Special Voting Share, including, not limited to, procuring the appointment of the Company by his but nominee or trustee, as their agent for the sale of the P&O Princess Special Voting Share together with those rights, permissions and authorisations granted in (i) and (ii) above.

     (d) The Company must exercise its rights under this Article 21B within 12 months after:

          (i) the Termination Date (as defined in the P&O Princess SVT Agreement); or

          (ii) the date which is the later of the date on which the holder of the P&O Princess Special Voting Share is validly removed or validly resigns and, in either case, is validly discharged as trustee of the P&O Princess SVT pursuant to the P&O Princess SVT Agreement and applicable law and the date on which a successor trustee is validly appointed pursuant to the P&O Princess SVT Agreement and applicable law.

Equalization Share

22.  The Equalization Share shall:

     (a) have no rights to receive notice of, attend or vote at any general meeting of the Company;

     (b) have rights to dividends as declared and paid by the Board as interim dividends declared on that share from time to time; and

     (c) on a distribution of assets of the Company on a Liquidation of the Company, rank after all other holders of shares for repayment of any capital paid up or credited as paid up.

Shares with special rights

23. Subject to the provisions of the Companies Acts and the provisions of Articles 124 to 129 and without prejudice to any rights attached to any existing shares or class of shares, any share may be issued with such rights or restrictions as the Company, as to any such class, may by ordinary resolution determine or, subject to and in default of such determination, as the Board shall determine.

Share warrants to bearer

24. Subject to the provisions of Articles 124 to 129, the Board may issue share warrants to bearer in respect of any fully paid shares under a seal of the Company or in any other manner authorised by the Board. Any share while represented by such a warrant shall be transferable by delivery of the warrant relating to it. In any case in which a warrant is so issued, the Board may provide for the payment of dividends or other moneys on the shares represented by the warrant by coupons or otherwise. The Board may decide, either generally or in any particular case or cases, that any signature on a warrant may be applied by mechanical means or printed on it or that the warrant need not be signed by any person.

Conditions of issue of share warrants

25. The Board may determine, and from time to time vary, the conditions on which share warrants to bearer shall be issued and, in particular, the conditions on which:

     (a) a new warrant or coupon shall be issued in place of one which has been worn-out, defaced, lost or destroyed (but no new warrant shall be issued unless the Company is satisfied beyond reasonable doubt that the original has been destroyed); or

     (b)  the bearer shall be entitled to attend and vote at general meetings;
          or

     (c) a warrant may be surrendered and the name of the bearer entered in the register in respect of the shares specified in the warrant.

     The bearer of such a warrant shall be subject to the conditions for the time being in force in relation to the warrant, whether made before or after the issue of the warrant. Subject to those conditions and to the provisions of the Companies Acts, the bearer shall be deemed to be a member of the Company and shall have the same rights and privileges as he would have if his name had been included in the register as the holder of the shares comprised in the warrant.

No right in relation to share

26. The Company shall not be bound by or be compelled in any way to recognise any right in respect of the share represented by a share warrant other than the bearer's absolute right to the warrant.

Uncertificated shares

27. Subject to the provisions of the Regulations, the Board may permit the holding of shares in any class of shares in uncertificated form and the transfer of title to shares in that class by means of a relevant system and may determine that any class of shares shall cease to be a participating security.

Not separate class of shares

28. Shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class:

     (a)  is held in uncertificated form; or

     (b) is permitted in accordance with the Regulations to become a participating security.

Exercise of Company's entitlements in respect of uncertificated shares

29. Where any class of shares is a participating security and the Company is entitled under any provision of the Companies Acts, the Regulations or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Companies Acts, the Regulations, these Articles and the facilities and requirements of the relevant system:

         (a) to require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company;

         (b) to require the holder of that uncertificated share by notice to give any instructions necessary to transfer title to that share by means of the relevant system within the period specified in the notice;

         (c) to require the holder of that uncertificated share by notice to appoint any person to take any step, including without limitation the giving of any instructions by means of the relevant system, necessary to transfer that share within the period specified in the notice; and

         (d) to take any action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share, including giving notice to any person that the share should be converted into certificated form.

Section 80 authority

30. The Board has general and unconditional authority to exercise all the powers of the Company to allot relevant securities up to an aggregate nominal amount equal to the section 80 amount, for each prescribed period.

Section 89 disapplication

31. The Board is empowered for each prescribed period to allot equity securities for cash pursuant to the authority conferred by Article 30 as if section 89(1) of the Act did not apply to any such allotment, provided that its power shall be limited to:

         (a) the allotment of equity securities in connection with an issue in favour of ordinary shareholders where the equity securities respectively attributable to the interests of all ordinary shareholders are proportionate (as nearly as practicable) to the respective numbers of ordinary shares held by them, but subject to such exclusions or other arrangements as the Board may deem necessary or expedient in relation to fractional entitlements or any legal, regulatory or practical problems under the laws or regulations of any overseas territory or the requirements of any regulatory body or stock exchange; and

         (b) the allotment (otherwise than pursuant to Article 31) of equity securities up to an aggregate nominal amount equal to the section 89 amount.

Allotment after expiry

32. Before the expiry of a prescribed period the Company may make an offer or agreement which would or might require equity securities or other relevant securities to be allotted after such expiry. The Board may allot equity securities or other relevant securities in pursuance of that offer or agreement as if the prescribed period during which that offer or agreement was made had not expired.

Further Definitions

33.      In Articles 30 to 33:

         "prescribed period" means any period for which the authority conferred by Article 30 is given by ordinary or special resolution stating the section 80 amount and/or the power conferred by Article 31 is given by special resolution stating the section 89 amount;

         "section 80 amount" means, for any prescribed period, the amount stated in the relevant ordinary or special resolution; and

         "section 89 amount" means, for any prescribed period, the amount stated in the relevant special resolution.

Residual allotment powers

34. Subject to Articles 124 to 129, the provisions of the Companies Acts relating to authority, pre-emption rights or otherwise and of any resolution of the Company in general meeting passed pursuant to those provisions, the provisions of Articles 124 to 129 and, in the case of redeemable shares, the provisions of Article 35:

         (a) all unissued shares for the time being in the capital of the Company shall be at the disposal of the Board; and

         (b) the Board may allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons on such terms and conditions and at such times as it thinks fit.

REDEEMABLE SHARES

Redeemable shares

35. Subject to the provisions of the Companies Acts, and without prejudice to any rights attached to any existing shares or class of shares, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company on such terms and in such manner as may be provided by these Articles.

Redeemable Preference Shares

36. The rights attaching to the redeemable preference shares are as follows:

Dividends

37. The holders of redeemable preference shares shall be entitled, in priority to the holders of any other class of shares in the Company's share capital, to receive out of the profits of the Company available for distribution and resolved under the Articles to be distributed in respect of each financial year of the Company a fixed cumulative preferential dividend (the "Preference Dividend") at the rate of 8 per cent. per annum on the amount for the time being paid up on each redeemable preference share held by them respectively, save that no Preference Dividend shall accrue in respect of any redeemable preference share not in issue.

38. The Preference Dividend shall accrue on a daily basis and shall be payable annually in arrears on 31 December ("Annual Preference Dividend Payment Date"), or if such date is not a Business Day, on the next following Business Day, in respect of the year ending on that date. The first such payment shall be made on the 31 December following the issue in respect of the period from the date of the issue of the redeemable preference shares concerned until such date. The Preference Dividend shall be paid to the holders of the issued redeemable preference shares whose names appear on the register at 12 noon on any date selected by the directors up to 42 days before the relevant dividend payment date.

Capital

39. On a distribution of assets of the Company among its members on a winding up or other return of capital (other than a redemption or purchase by the Company of its own shares), the holders of the redeemable preference shares shall rank behind the holders of Ordinary Shares but ahead of the holders of any other classes of shares of the Company in relation to the payment of any capital paid up or credited as paid up on each redeemable preference share.

No further rights to dividends or capital

40. Save as provided in Articles 37, 38 and 39, the holders of the redeemable preference shares shall not be entitled to any participation in the profits or assets of the Company.

Voting

41. The holders of redeemable preference shares shall not have any rights to vote.

Redemption

42. (a) Subject to the Act, the Company shall have the right at any time to redeem any redeemable preference shares (provided that they are credited as fully paid) by giving to the registered holder written notice of its intention to do so (the "Redemption Notice").

    (b) Subject to the Act, the holder(s) of the redeemable preference shares has the right at any time to give the Company written notice to require the Company to redeem all of its redeemable preference shares (provided that they are credited as fully paid) within three months of giving the Company such notice (the "Shareholder Redemption Notice").

43. (a) The Redemption Notice must specify the number of redeemable preference shares to be redeemed, the amount payable on redemption and the date and time (the "Redemption Date") and place in England at which:

         (i) the share certificates in respect of the redeemable preference shares must be delivered to the Company for cancellation; and

         (ii) the Company shall pay to the registered holders of the redeemable preference shares to be redeemed the redemption money in respect of such redeemable preference shares together with a sum equal to any arrears and accruals of the Preference Dividend (whether accrued or declared or not) and any interest payable calculated down to the date of such repayment.

         The holders of the redeemable preference shares to be redeemed shall be bound by the Redemption Notice.

         (b) Following the receipt of a Shareholder Redemption Notice the Company shall be bound, subject to the Act, to redeem such redeemable preference shares and must give the relevant holder of such shares written notice of the date (also the "Redemption Date") of a redemption (such notice to be at least fourteen days in advance of such payment) whereby, upon the delivery by the holder of (i) the relevant share certificate(s) in respect of such shares to the Company for cancellation or (ii) an indemnity reasonably acceptable to the Company in respect of a lost share certificates(s), then the Company shall pay to the registered holder of the shares the redemption money in respect of such shares together with a sum equal to any arrears and accruals of the Preference Dividend (whether accrued or declared or not) and any interest payable calculated down to the date of such repayment. If the Company is not able to redeem such shares within three months of receipt of the Shareholder Redemption Notice (because such payment would be in contravention of the Act), then the Company shall effect such redemption as soon as possible after such shares have become capable of being lawfully redeemed in accordance with the Act.

44. The amount to be paid on redemption of each redeemable preference share shall equal the amount credited as paid up on it (including any share premium) together with all arrears or accruals of the Preference Dividend (whether accrued, declared or not) calculated up to and including the Redemption Date and in the case of a partial redemption proportionately in respect of each holding of redeemable preference shares.

45. The redeemable preference shares shall be redeemed on or before 31 December 2050 and if, in accordance with the Act, the redeemable preference shares shall not on any such date be capable of being redeemed by the Company, such redemption shall be effected as soon as possible after the redeemable preference shares have become capable of being redeemed.

46. The Preference Dividend shall cease to accrue on any redeemable preference shares, which are to be redeemed, on the Redemption Date.

47. If any holder of a redeemable preference share to be redeemed fails or refuses to surrender the share certificate (or an indemnity reasonably acceptable to the Company in respect of lost share certificates) for such redeemable preference share (or fails or refuses to accept the redemption money payable in respect of it), the Company shall retain such money and hold it on trust for such holder but without interest or further obligation whatever.

48. No redeemable preference share shall be redeemed otherwise than out of distributable profits or the proceeds of a fresh issue of shares made for the purposes of the redemption or out of capital to the extent permitted by the Act but any premium payable on redemption shall be paid either out of distributable profits, or to the extent permitted by law, out of the share premium account of the Company.

49. No redeemable preference share redeemed by the Company shall be capable of re-issue and on redemption of any redeemable preference shares the directors may convert the authorised share capital created as a consequence of such redemption into shares of any other class of share capital into which the authorised share capital of the Company is or may at that time be divided of a like nominal amount (as nearly as may be) as the shares of such class then in issue or into unclassified shares of the same nominal amount as the redeemable preference shares.

Commissions

50. The Company may exercise all powers of paying commissions or brokerage conferred or permitted by the Companies Acts. Subject to the provisions of the Companies Acts, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

Trusts not recognised

51. Except as required by law or as otherwise provided by these Articles, the Company shall recognise no person as holding any share on any trust and (except as otherwise provided by these Articles or by law) the Company shall not be bound by or recognise any interest in any share (or in any fractional part of a share) except the holder's absolute right to the entirety of the share (or fractional part of the share).

VARIATION OF RIGHTS

Method of varying rights

52. Subject to the provisions of the Companies Acts and the provisions of Articles 124 to 129, if at any time the capital of the Company is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of allotment of the shares of that class) be varied or abrogated, whether or not the Company is being wound up, either:

         (a) with the consent of the holders of three-quarters in nominal value of the issued shares of the class, which consent shall be by means of one or more instruments or contained in one or more electronic communications sent to such address (if any) as may for the time being be notified by or on behalf of the Company for that purpose or a combination of both; or

         (b) with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the shares of the class,

         but not otherwise.

SHARE CERTIFICATES

Members' rights to certificates

53. Every member, on becoming the holder of any certificated share (except a recognised person in respect of whom the Company is not required by law to complete and have ready for delivery a certificate) shall be entitled, without payment, to one certificate for all the certificated shares of each class held by him (and, on transferring a part of his holding of certificated shares of any class, to a certificate for the balance of his holding of certificated shares). He may elect to receive one or more additional certificates for any of his certificated shares if he pays for every certificate after the first a reasonable sum determined from time to time by the Board. Every certificate shall:

         (a)      be executed under the seal or otherwise in accordance with
                  Article 222 or in such other manner as the Board may approve; and

         (b) specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up on the shares.

54. The Company shall not be bound to issue more than one certificate for certificated shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. Shares of different classes may not be included in the same certificate.

Replacement certificates

55. If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of any exceptional out-of-pocket expenses reasonably incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the Board may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.

LIEN

Company to have lien on shares

56. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys payable to the Company (whether presently or not) in respect of that share. The Board may at any time (generally or in a particular case) waive any lien or declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien on a share shall extend to any amount (including without limitation dividends) payable in respect of it.

Enforcement of lien by sale

57. The Company may sell, in such manner as the Board determines, any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice has been sent to the holder of the share, or to the person entitled to it by transmission, demanding payment and stating that if the notice is not complied with the share may be sold.

Giving effect to sale

58. To give effect to that sale the Board may, if the share is a certificated share, authorise any person to execute an instrument of transfer in respect of the share sold to, or in accordance with the directions of, the buyer. If the share is an uncertificated share, the Board may exercise any of the Company's powers under Article 29 to require the share to be changed into certificated form and to effect the sale of the share to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase money and his title to the share shall not be affected by any irregularity in or invalidity of the proceedings in relation to the sale.

Application of proceeds

59. The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment or satisfaction of so much of the sum in respect of which the lien exists as is presently payable. Any residue shall (if the share sold is a certificated share, on surrender to the Company for cancellation of the certificate in respect of the share sold and, whether the share sold is a certificated or uncertificated share, subject to a like lien for any moneys not presently payable as existed on the share before the sale) be paid to the person entitled to the share at the date of the sale.

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CALLS ON SHARES

Power to make calls

60. Subject to the terms of allotment, the Board may from time to time make calls on the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium). Each member shall (subject to receiving at least 14 clear days' notice specifying when and where payment is to be made) pay to the Company the amount called on his shares as required by the notice. A call may be required to be paid by instalments. A call may be revoked in whole or part and the time fixed for payment of a call may be postponed in whole or part as the Board may determine. A person on whom a call is made shall remain liable for calls made on him even if the shares in respect of which the call was made are subsequently transferred.

Time when call made

61. A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

Liability of joint holders

62. The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

Interest payable

63. If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid. Interest shall be paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, the rate determined by the Board, not exceeding 15 per cent per annum, or, if higher, the appropriate rate (as defined in the Act), but the Board may in respect of any individual member waive payment of such interest wholly or in part.

Deemed calls

64. An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and notified and payable on the date so fixed or in accordance with the terms of the allotment. If it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

Differentiation on calls

65. Subject to the terms of allotment, the Board may make arrangements on the issue of shares for a difference between the allottees or holders in the amounts and times of payment of calls on their shares.

Payment of calls in advance

66. The Board may, if it thinks fit, receive from any member all or any part of the moneys uncalled and unpaid on any share held by him. Such payment in advance of calls shall extinguish the liability on the share in respect of which it is made to the extent of the payment. The Company may pay on all or any of the moneys so advanced (until they

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         would but for such advance become presently payable) interest at such rate agreed between the Board and the member not exceeding (unless the Company by ordinary resolution otherwise directs) 15 per cent. per annum or, if higher, the appropriate rate (as defined in the Act).

FORFEITURE AND SURRENDER

Notice requiring payment of call

67. If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable, the Board may give to the person from whom it is due not less than 14 clear days' notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

Forfeiture for non-compliance

68. If that notice is not complied with, any share in respect of which it was given may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the Board. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited share which have not been paid before the forfeiture. When a share has been forfeited, notice of the forfeiture shall be sent to the person who was the holder of the share before the forfeiture. An entry shall be made promptly in the register opposite the entry of the share showing that notice has been sent, that the share has been forfeited and the date of forfeiture. No forfeiture shall be invalidated by the omission or neglect to give that notice or to make those entries.

Sale of forfeited shares

69. Subject to the provisions of the Companies Acts, a forfeited share shall be deemed to belong to the Company and may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board determines, either to the person who was the holder before the forfeiture or to any other person. At any time before sale, re-allotment or other disposal, the forfeiture may be cancelled on such terms as the Board thinks fit. Where for the purposes of its disposal a forfeited share held in certificated form is to be transferred to any person, the Board may authorise any person to execute an instrument of transfer of the share to that person. Where for the purposes of its disposal a forfeited share held in uncertificated form is to be transferred to any person, the Board may exercise any of the Company's powers under Article 29. The Company may receive the consideration given for the share on its disposal and may register the transferee as holder of the share.

Liability following forfeiture

70. A person shall cease to be a member in respect of any share which has been forfeited and shall, if the share is a certificated share, surrender the certificate for any forfeited share to the Company for cancellation. The person shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of that share with interest on that amount at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the rate determined by the Board, not exceeding 15 per cent. per annum or, if higher, the appropriate rate (as defined in the Act), from the date of forfeiture until payment. The Board may waive payment wholly or in part or enforce payment without any allowance for the value of the share at the time of forfeiture or for any consideration received on its disposal.

Surrender

71. The Board may accept the surrender of any share which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

Extinction of rights

72. The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the person whose share is forfeited and the Company, except only those rights and liabilities expressly saved by these Articles, or as are given or imposed in the case of past members by the Companies Acts.

Evidence of forfeiture or surrender

73. A statutory declaration by a director or the secretary that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject if necessary to the execution of an instrument of transfer or transfer by means of the relevant system, as the case may be) constitute a good title to the share. The person to whom the share is disposed of shall not be bound to see to the application of the purchase money, if any, and his title to the share shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

TRANSFER OF SHARES

Form and execution of transfer of certificated share

74. The instrument of transfer of a certificated share may be in any usual form or in any other form which the Board may approve. An instrument of transfer shall be signed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee. An instrument of transfer need not be under seal.

Right to refuse registration

75. The Board may, in its absolute discretion and without giving any reason, refuse to register the transfer of a certificated share which is not fully paid, provided that the refusal does not prevent dealings in shares in the Company from taking place on an open and proper basis.

76. The Board shall decline to register any transfer of the P&O Princess Special Voting Share unless the transfer has been approved in accordance with, and the transferee complies with, the relevant provisions of the P&O Princess SVT Agreement.

77. The Board shall refuse to register any transfer of the Equalization Share unless such transfer is to a member of the Carnival Group or to a trustee for the benefit of one or more members of the Carnival Group.

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

78. The Board may, in its absolute discretion, also refuse to register the transfer of a certificated share unless the instrument of transfer:

         (a) is lodged, duly stamped (if stampable), at the office or at another place appointed by the Board accompanied by the certificate for the share to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

         (b)      is in respect of only one class of shares; and

         (c)      is in favour of not more than four transferees.

Transfers by recognised persons

79. In the case of a transfer of a certificated share by a recognised person, the lodgement of a share certificate will only be necessary if and to the extent that a certificate has been issued in respect of the share in question.

Notice of refusal to register

80. If the Board refuses to register a transfer of a share, it shall send the transferee notice of its refusal within two months after the date on which the instrument of transfer was lodged with the Company or the Operator-instruction was received, as the case may be.

Suspension of registration

81. The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods (not exceeding 30 days in any year) as the Board may determine, except that the Board may not suspend the registration of transfers of any participating security without the consent of the Operator of the relevant system.

No fee payable on registration

82. No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to a share.

Retention of transfers

83. The Company shall be entitled to retain an instrument of transfer which is registered, but an instrument of transfer which the Board refuses to register shall be returned to the person lodging it when notice of the refusal is given.

TRANSMISSION OF SHARES

Transmission

84. If a member dies, the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest. Nothing in these Articles shall release the estate of a deceased member (whether a sole or joint holder) from any liability in respect of any share held by him.

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

Elections permitted

85. A person becoming entitled by transmission to a share may, on production of any evidence as to his entitlement properly required by the Board, elect either to become the holder of the share or to have another person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the Company to that effect. If he elects to have another person registered and the share is a certificated share, he shall execute an instrument of transfer of the share to that person. If he elects to have himself or another person registered and the share is an uncertificated share, he shall take any action the Board may require (including without limitation the execution of any document and the giving of any instruction by means of a relevant system) to enable himself or that person to be registered as the holder of the share. All the provisions of these Articles relating to the transfer of shares apply to that notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.

Elections required

86. The Board may at any time send a notice requiring any such person to elect either to be registered himself or to transfer the share. If the notice is not complied with within 60 days, the Board may after the expiry of that period withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

Rights of persons entitled by transmission

87. A person becoming entitled by transmission to a share shall, on production of any evidence as to his entitlement properly required by the Board and subject to the requirements of Articles 85 and 86, have the same rights in relation to the share as he would have had if he were the holder of the share, subject to Article 241. That person may give a discharge for all dividends and other moneys payable in respect of the share, but he shall not, before being registered as the holder of the share, be entitled in respect of it to receive notice of, or to attend or vote at, any meeting of the Company or to receive notice of or to attend or vote at any separate meeting of the holders of any class of shares in the capital of the Company.

ALTERATION OF SHARE CAPITAL

Alterations by ordinary resolution

88. Subject to Articles 124 to 129 and the provisions of the Equalization Agreement, the Company may by ordinary resolution:

         (a) increase its share capital by such sum to be divided into shares of such amount as the resolution prescribes;

         (b) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

         (c) subject to the provisions of the Companies Acts, sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage as compared with the others; and

         (d) cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

New shares subject to these Articles

89. All shares created by ordinary resolution pursuant to Article 88 shall be:

         (a) subject to all the provisions of these Articles including, without limitation, provisions relating to payment of calls, lien, forfeiture, transfer and transmission; and

         (b) ordinary shares, unless otherwise provided by these Articles, by the resolution creating the shares or by the terms of allotment of the shares.

Fractions arising

90. Whenever any fractions arise as a result of a consolidation or sub-division of shares, the Board may on behalf of the members deal with the fractions as it, in its absolute discretion, thinks fit. In particular, without limitation, the Board may sell shares representing fractions to which any members would otherwise become entitled to any person (including, subject to the provisions of the Companies Acts, the Company) and distribute the net proceeds of sale in due proportion among those members. Where the shares to be sold are held in certificated form the Board may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer. Where the shares to be sold are held in uncertificated form, the Board may do all acts and things it considers necessary or expedient to rematerialize the shares into certificated form and/or to effect the transfer of the shares to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase moneys and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in relation to the sale.

Power to reduce capital

91. Subject to Articles 124 to 129, the provisions of the Companies Acts, and the provisions of the Equalization Agreement, the Company may by special resolution reduce its share capital, capital redemption reserve and share premium account in any way.

PURCHASE OF OWN SHARES

Power to purchase own shares

92. Subject to Articles 124 to 129, and in accordance with the provisions of the Companies Acts and the provisions of the Equalization Agreement, and without prejudice to any relevant special rights attached to any class of shares, the Company may purchase any of its own shares of any class (including without limitation redeemable shares) in any way and at any price (whether at par or above or below par).

GENERAL MEETINGS

Types of general meeting

93. All general meetings of the Company other than annual general meetings shall be called extraordinary general meetings. The Board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Act.

Convening general meetings

94. The Board may call general meetings whenever and at such times and places as it shall determine. On the requisition of members pursuant to the provisions of the Companies Acts, the Board shall promptly convene an extraordinary general meeting in accordance with the requirements of the Companies Acts. If there are no directors of the Company at any time, any two members of the Company may summon a meeting for the purpose of appointing one or more directors.

Recipients of notice

95. Subject to the provisions of the Companies Acts, to the provisions of these Articles and to any restrictions imposed on any shares, any notice of general meeting shall be sent to all the members, to each of the directors and to the auditors.

96. If the Company proposes to undertake a Joint Electorate Action or a Class Rights Action:

         (a) the Company shall immediately give notice to Carnival of the nature of the Joint Electorate Action or the Class Rights Action it proposes to take; and

         (b) the Board shall convene a general meeting for the purpose of considering the Joint Electorate Action or Class Rights Action to be held as close in time as practicable with the Parallel General Meeting convened by Carnival for the purposes of considering that Joint Electorate Action or Class Rights Action.

97. If the Company receives notice that Carnival proposes to undertake a Joint Electorate Action or Class Rights Action, the directors shall convene a general meeting for the purposes of considering that Joint Electorate Action or Class Rights Action, such meeting to be held as close in time as practicable with the Parallel General Meeting and shall propose a resolution which is an Equivalent Resolution to the Carnival Joint Electorate Action or Class Rights Action.

98. The Company shall co-operate fully with Carnival in the preparation of any information or material required in connection with any general meeting to consider a proposed Joint Electorate Action or Class Rights Action.

NOTICE OF GENERAL MEETINGS

Period of notice

99. An annual general meeting and an extraordinary general meeting called for the passing of a special resolution shall be called by at least 21 clear days' notice. All other extraordinary general meetings shall be called by at least 14 clear days' notice.

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

Contents of notice: general

100. The notice shall specify the time and place of the meeting (including without limitation any satellite meeting place arranged for the purposes of Article 103, which shall be identified as such in the notice) and the general nature of that business.

Contents of notice: additional requirements

101. In the case of an annual general meeting, the notice shall specify the meeting as such. In the case of a meeting to pass a special or extraordinary resolution, the notice shall specify the intention to propose the resolution as a special or extraordinary resolution, as the case may be. The notice shall also state whether the resolution relates to a Joint Electorate Action or a Class Rights Action.

Article 105 arrangements

102. The notice shall include details of any arrangements made for the purpose of Article 105 making clear that participation in those arrangements will not amount to attendance at the meeting to which the notice relates.

General meetings at more than one place

103. The Board may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The members present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:

         (a) participate in the business for which the meeting has been convened;

         (b) hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

         (c) be heard and seen by all other persons so present in the same way, and the meeting shall be deemed to take place at the principal meeting place.

Interruption or adjournment where facilities inadequate

104. If it appears to the chairman of the general meeting that the facilities at the principal meeting place or any satellite meeting place have become inadequate for the purposes referred to in Article 103, then the chairman may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of that adjournment shall be valid. The provisions of Article 119 shall apply to that adjournment.

Other arrangements for viewing/hearing proceedings

105. The Board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

Controlling level of attendance

106. The Board may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article 105 (including without limitation the issue of tickets or the imposition of some other means of selection) which it in its absolute discretion considers appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, he shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to
         Article 105. The entitlement of any member to be present at such venue in person or by proxy shall be subject to any such arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

Change in place and/or time of meeting

107. If, after the sending of notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the Board decides that it is impracticable or unreasonable for a reason beyond its control to hold the meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 103 applies) and/or time, it may change the place (or any of the places, in the case of a meeting to which Article 103 applies) and/or postpone the time at which the meeting is to be held. If such a decision is made, the Board may then change the place (or any of the places, in the case of a meeting to which Article 103 applies) and/or postpone the time again if it decides that it is reasonable to do so. In either case:

         (a) no new notice of the meeting need be sent, but the Board shall, if practicable, advertise the date, time and place of the meeting in at least two newspapers having a national circulation and shall make arrangements for notices of the change of place and/or postponement to appear at the original place and/or at the original time; and

         (b) a proxy appointment in relation to the meeting may, if by means of an instrument, be delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 165(a) or, if contained in an electronic communication, be received at the address (if any) specified by or on behalf of the Company in accordance with Article 165(b), at any time not less than 48 hours before any postponed time appointed for holding the meeting; and

         (c) any valid proxy duly delivered to the Company in respect of a meeting which is postponed in accordance with these Articles shall be valid and subsisting in respect of that meeting when held notwithstanding that the time and/or place for the meeting changes unless expressly provided otherwise in the relevant proxy.

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

Meaning of participate

108. For the purposes of Articles 103 to 107, the right of a member to participate in the business of any general meeting shall include, without limitation, the right to speak, vote on a show of hands (to the extent applicable), vote on a poll, be represented by a proxy and have access to all documents which are required by the Companies Acts or these Articles to be made available at the meeting.

Accidental omission to give notice etc.

109. The accidental omission to send a notice of a meeting, or to send any notification where required by the Companies Acts or these Articles in relation to the publication of a notice of meeting on a website, or to send a form of proxy where required by the Companies Acts or these Articles, to any person entitled to receive it, or the non-receipt for any reason of any such notice or notification or form of proxy by that person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at that meeting.

Security

110. The Board and, at any general meeting, the chairman may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman are entitled to refuse entry to a person who refuses to comply with these arrangements, requirements or restrictions.

PROCEEDINGS AT GENERAL MEETINGS

Quorum

111. No business shall be transacted at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the choice or appointment of a chairman, which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Articles and subject to Articles 112 and 130, three Members Present in person or by proxy and entitled to vote on the business to be transacted shall be a quorum (and for the avoidance of doubt, the holder of the P&O Princess Special Voting Share shall be treated as being entitled to vote for the purposes of determining whether a quorum exists notwithstanding the operation of Articles 125 and 131).

112. Where a Joint Electorate Action or a Class Rights Action is to be considered at the general meeting, one of the Members Present must be the holder of the P&O Princess Special Voting Share. Notwithstanding the provisions of Article 111, no resolution will be approved as a Joint Electorate Action unless one third of the total votes capable of being cast by (i) the holders of the P&O Princess Ordinary Shares, and
         (ii) the holder of the P&O Princess Special Voting Share (assuming all holders of outstanding Carnival Common Stock vote at the Parallel General Meeting), are cast on the resolution proposing such Joint Electorate Action.

113. For the purposes of Article 112, (i) votes which a holder of P&O Princess Ordinary Shares specifically elects to abstain from voting in accordance with Article 148; and (ii) votes which the P&O Princess Special Voting Share carries as abstentions in accordance with Article 129 shall in each case be counted as having been "cast".

If quorum not present

114. If such a quorum is not present within five minutes (or such longer time not exceeding 60 minutes as the chairman of the meeting may decide to wait) from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved, and in any other case shall stand adjourned to such time and place as the chairman of the meeting may determine. The adjourned meeting shall be dissolved if a quorum is not present within 15 minutes after the time appointed for holding the meeting.

Chairman

115. The chairman, if any, of the Board or, in his absence, any deputy chairman of the Board or, in his absence, some other director nominated by the Board, shall preside as chairman of the meeting. If neither the chairman, deputy chairman nor any such other director is present within thirty minutes after the time appointed for holding the meeting or is not willing to act as chairman, the directors present shall elect one of their number to be chairman. If there is only one director present and willing to act, he shall be chairman. If no director is willing to act as chairman, or if no director is present within thirty minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be chairman.

Directors entitled to attend and speak

116. A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the capital of the Company.

Adjournments: chairman's powers

117. The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place. No business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. In addition (and without prejudice to the chairman's power to adjourn a meeting conferred by Article 104), the chairman may adjourn the meeting to another time and place without such consent if it appears to him that:

         (a) any amendment to a Substantive Resolution has been approved at the meeting; or

         (b) it is likely to be impracticable to hold or continue that meeting because of the number of members wishing to attend who are not present; or

         (c) the unruly conduct of persons attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting; or

         (d) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted; or

         (e) notice is received of any adjournment of the Parallel General Meeting.

118. In determining whether to adjourn the meeting under Article 117, the chairman shall have regard to the Company's obligations under Articles 106 and 109 and the impact of any adjournment on the Parallel General Meeting (if any).

Adjournments: procedures

119. Any such adjournment may be for such time and to such other place (or, in the case of a meeting held at a principal meeting place and a satellite meeting place, such other places) as the chairman may, in his absolute discretion, determine, notwithstanding that by reason of such adjournment some members may be unable to be present at the adjourned meeting. Any such member may nevertheless appoint a proxy for the adjourned meeting either in accordance with Article 163 or by means of an instrument which, if delivered by him at the meeting which is adjourned to the chairman or the secretary or any director, shall be valid even though it is given at less notice than would otherwise be required by Article 165(a). When a meeting is adjourned for 30 days or more or for an indefinite period, notice shall be sent at least seven clear days before the date of the adjourned meeting specifying the time and place (or places, in the case of a meeting to which Article 103 applies) of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to send any notice of an adjournment or of the business to be transacted at an adjourned meeting.

120. The Company shall as soon as possible give notice to Carnival of an adjournment and of the business to be transacted at an adjourned meeting.

Class meetings

121. Subject to Articles 122 and 123 below, all provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any other class of shares in the capital of the Company, except that:

         (a) the necessary quorum shall be two or more persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class or, at any adjourned meeting of such holders, one holder present in person or by proxy, whatever the amount of his holding, who shall be deemed to constitute a meeting;

         (b) any holder of shares of the class present in person or by proxy may demand a poll; and

         (c) each holder of shares of the class shall, on a poll, be entitled to such aggregate number of votes as are attached to every share of the class held by him.

122. Any separate class meeting of the holder of the P&O Princess Special Voting Share shall take effect by written resolution.

123. Any separate class meeting of the holder of the Equalization Share shall take effect by written resolution.

VOTING RIGHTS AND PROCEDURES UNDER THE EQUALIZATION AGREEMENT

Class Rights Actions

124.     The following actions constitute Class Rights Actions:

     (a) the voluntary Liquidation of the Company or Carnival for which the approval of the members is required by Applicable Regulations or otherwise sought other than a voluntary Liquidation of both the Company and Carnival at or about the same time with the purpose or effect of no longer continuing the operation of the businesses of the companies as a combined going concern and not as part of a scheme, plan, transaction, or series of related transactions the primary purpose or effect of which is to reconstitute all or a substantial part of such businesses in one or more successor entities;

     (b) the sale, lease, exchange or other disposition of all or substantially all of the assets of either Carnival or the Company, other than in a bona fide commercial transaction undertaken for a valid business purpose in which such company receives consideration with a fair market value reasonably equivalent to the assets disposed of and not as a part of a scheme, plan, transaction or series of related transactions the primary purpose or effect of which is to collapse or unify the DLC Structure;

     (c) any adjustment to the Carnival Equivalent Number or the Equalization Ratio otherwise than in accordance with the provisions of the Equalization Agreement;

     (d) except where specifically provided for in the relevant agreements, any amendment to the terms of, or termination of, the Equalization Agreement, the Voting Agreement, the P&O Princess Guarantee or the Carnival Guarantee (including, for the avoidance of doubt, the voluntary termination of either the P&O Princess Guarantee or the Carnival Guarantee);

     (e) any amendment to, or removal of, or alteration of the effect of (which shall include the ratification of any breach of) any P&O Princess Entrenched Provision or any Carnival Entrenched Provision;

     (f) any amendment to, removal or alteration of the effect of (which shall include the ratification of any breach of) Article XII or XIII of the Articles of Incorporation of Carnival that would cause, or at the time of implementation would be reasonably likely to cause, an Exchange Event described in clause (a) of the definition thereof to occur; and

     (g) the doing of anything which the Board and the Board of Carnival agree (either in a particular case or generally), in their absolute discretion, should be approved as a Class Rights Action.

     Notwithstanding anything to the contrary contained in these Articles, none of the foregoing actions may be undertaken by the Company unless it has been approved as a Class Rights Action in accordance with Article 125.

Class Rights Action Procedure

125. If the Company proposes to take any Class Rights Action or is required to put a resolution pursuant to Article 97:

     (a) such action (either by the Company or by Carnival) shall require approval by an ordinary resolution (or, if required by these Articles or Applicable Regulations, by a Special Resolution) passed at a general meeting of the members of the Company in relation to which the holders of P&O Princess Ordinary Shares and the holder of the P&O Princess Special Voting Share shall be entitled to vote as a single class on a poll; and

     (b)  in relation to such resolution:

          (i) if the proposed action is approved by the requisite majority (as determined in accordance with the Carnival Constitution and Applicable Regulations) of the holders of Carnival Common Stock entitled to vote thereon at the Parallel General Meeting, the P&O Princess Special Voting Share shall have no votes; and

          (ii) if the proposed action is not approved by the holders of Carnival Common Stock (on the basis described in Article 125(b)(i) above) at the Parallel General Meeting, the P&O Princess Special Voting Share shall vote as follows:

               (x) if the resolution needs to be passed at the Company's general meeting by an ordinary resolution, the P&O Princess Special Voting Share shall be entitled to cast such number of votes representing the largest whole percentage that is less than the percentage of the number of votes as would be necessary to defeat an ordinary resolution if the total votes capable of being cast by the issued P&O Princess Ordinary Shares and other class of shares of P&O Princess that are entitled to vote pursuant to Applicable Regulations and/or the P&O Princess Memorandum and Articles (excluding the P&O Princess Special Voting Share) were cast in favour of the resolution at the Company's general meeting, and all such votes shall be cast against approval of such resolution; or (y) if the resolution needs to be passed at the Company's general meeting by a Special Resolution, then the P&O Princess Voting Share shall be entitled to cast such number of votes representing the largest whole percentage that is less than the percentage of the number of votes as would be necessary to defeat a Special Resolution if the total votes capable of being cast by the issued P&O Princess Ordinary Shares and the other class of shares of P&O Princess that are entitled to vote pursuant to Applicable Regulations and/or the P&O Princess Memorandum and Articles (excluding the P&O Princess Special Voting Share) were cast in favour of the resolution at the Company's general meeting, and all such votes shall be cast against approval of such resolution.

               By way of further explanation, expressed as a formula, the P&O Princess Special Voting Share shall be entitled to cast the following number of votes:

                     One percentage point less than the
                    minimum percent needed to defeat the
                                 resolution                  Number of votes entitled to
                   --------------------------------------  X  be cast (excluding the P&O
                      100 percent  -  Minimum percent        Princess Special Voting Share)
                                      needed to defeat the
                                      resolution

               Accordingly, for an ordinary resolution, 50 percent is the minimum percent needed to defeat the resolution, and the figure in brackets would be 98 percent. In the event that a Special Resolution is required to carry 75 percent of the votes cast, then 25.01 (rounded down to the nearest hundredth) percent would be the minimum percent needed to defeat the resolution, and the figure in brackets would be approximately 32 percent.

Joint Electorate Actions

126. All actions put to the holders of P&O Princess Ordinary Shares or Carnival Common Stock, except for Class Rights Actions and resolutions of a procedural or technical nature (described in Article 131 below) shall constitute Joint Electorate Actions. For the avoidance of doubt, the following actions, if put to the holders of P&O Princess Ordinary Shares or Carnival Common Stock, shall constitute Joint Electorate Actions:

     (a) the appointment, removal or re-election of any director of the Company or Carnival, or both of them;

     (b) to the extent such receipt or adoption is required by Applicable Regulations, the receipt or adoption of the financial statements of the Company or Carnival, or both of them, or accounts prepared on a combined basis, other than any accounts in respect of the period(s) ended prior to the date of the Equalization Agreement;

     (c)  a change of name of either the Company or Carnival, or both of them;
          and

     (d) the appointment or removal of the auditors of either the Company or Carnival or both of them.

127. If a particular matter falls both within Articles 124 and 126, then it shall be treated as a Class Rights Action falling exclusively within
     Article 124.

Joint Electorate Action Procedure

128. If the Company proposes to take any Joint Electorate Action or is required to propose a resolution pursuant to Article 97, such action (either by the Company or by Carnival) shall require approval by ordinary resolution (or, if required by these Articles or Applicable Regulations, approval by a Special Resolution) of the holders of the P&O Princess Ordinary Shares and the holder of the P&O Princess Special Voting Share, voting as a single class.

129. In relation to a resolution of the Company to approve a Joint Electorate Action, the P&O Princess Special Voting Share shall carry:

     (a) such number of votes in favour of the resolution as were cast in favour of the Equivalent Resolution at the Parallel Shareholder Meeting by holders of P&O Princess Ordinary Shares; and

     (b) such number of votes against the resolution as were cast against the Equivalent Resolution at the Parallel Shareholder Meeting by holders of P&O Princess Ordinary Shares; and

     (c) such number of abstentions (including votes withheld) as is equivalent to the number of votes which holders of Carnival Common Stock have specifically elected to abstain from the Equivalent Resolution at the Parallel Shareholder Meeting in accordance with the Carnival Constitution and/or Applicable Regulations,
     in each case divided by the Carnival Equivalent Number in effect at the time such general meeting of the Company is held and in each case rounded up to the nearest whole number, such votes to be cast by the holder of the P&O Princess Special Voting Share in accordance with the above provisions.

Resolutions Generally

130. No resolution to approve a Class Rights Action or a Joint Electorate Action shall be approved unless the Parallel General Meeting of Carnival is validly held and a vote of the holders of Carnival Common Stock is held on an Equivalent Resolution.

131. The P&O Princess Special Voting Share shall have no right to vote on any resolution of a procedural or technical nature put to a general meeting of the Company provided it has no adverse effect on the holders of Carnival Common Stock in any material respect. Resolutions of a procedural or technical nature will not be included in any notice of general meeting to the Company's shareholders. The Chairman will, in his absolute discretion, determine whether a resolution is of a procedural or technical nature. Subject to the foregoing, without limitation, the following resolutions shall constitute resolutions of a procedural or technical nature:

     (a) that certain people be allowed to attend or excluded from attending the Company's general meeting;

     (b) that discussion be closed and the question put to the vote (provided no amendments have been raised);

     (c)  that the question under discussion not be put to the vote;

     (d)  to proceed to the next item of business;

     (e) to proceed with matters in an order other than that set out in the notice of the meeting;

     (f)  to adjourn the debate (for example, to a subsequent meeting); and

     (g)  to adjourn the general meeting.

Methods of voting

132. Every resolution put to the vote of a general meeting on which the holder of the P&O Princess Special Voting Share is or may be entitled to vote shall be decided on a poll.

133. Subject to Article 132, any resolution to be put to the vote of a general meeting shall be decided on a show of hands unless, before or on the declaration of the result of a vote on the show of hands or on the withdrawal of any other demand for a poll, a poll is duly demanded. Subject to the provisions of the Companies Acts, a poll may be demanded by:

     (a)  the chairman of the meeting; or

     (b) at least five Members Present in person or by proxy having the right to vote at the meeting; or

     (c) any member or Members Present in person or by proxy representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

     (d) any member or Members Present in person or by proxy holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

134. A demand by a person as proxy for a member shall be the same as a demand by the member.

Declaration of result in the absence of a poll

135. Unless a poll is required pursuant to Article 132 or is duly demanded pursuant to Article 133 (and the demand is not withdrawn before the poll is taken) a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

Procedure on a poll

136. A poll on a resolution on which the holder of the P&O Princess Special Voting Share is or may be entitled to vote shall be kept open for such time as to allow the Parallel General Meeting to be held and for the votes attaching to the P&O Princess Special Voting Share to be calculated and cast on such poll.

137. A poll shall, subject to Article 136, be taken in such manner as the chairman directs. He may appoint scrutineers, who need not be members, and may fix a time and place for declaring the result of the poll. The result of the poll is deemed to be the resolution of the meeting at which the poll is demanded.

138. A poll shall be taken at such time and place as the chairman decides, either at once or after an interval or adjournment (but not more than 30 clear days after the date of the demand).

139. The chairman may determine that any poll may close at different times for different classes of shareholder or for different shareholders of the same class entitled to vote on the relevant resolution.

140. No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days' notice shall be given specifying the time and place at which the poll is to be taken.

141. A demand for a poll may be withdrawn but only with the consent of the chairman. A demand withdrawn in this way validates the result of a show of hands declared before the demand is made. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand has not been made. If the demand for a poll is withdrawn, the chairman or any other member entitled may demand a poll.

142. The requirement for a poll (whether automatic or on demand) does not prevent the meeting continuing for the transaction of business other than the question on which a poll is to be held.

143. On a poll, votes may be given in person or by proxy and a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way, whether present in person or by proxy.

144. The chairman shall determine any dispute as to the admission or rejection of a vote and such determination made in good faith shall be final and conclusive.

Effectiveness of special and extraordinary resolutions

145. Where for any purpose an ordinary resolution of the Company is required, a special or extraordinary resolution shall also be effective. Where for any purpose an extraordinary resolution is required, a special resolution shall also be effective.

146. [Intentionally left blank]

VOTING RIGHTS AND PROCEDURES

Right to vote

147. Subject to any special terms as to voting on which shares have been allotted or issued, or a suspension or abrogation of voting rights pursuant to the Articles, at a general meeting or meeting of members of a class every Member Present has on a show of hands one vote and has on a poll:

     (a)  one vote for each fully paid P&O Princess Ordinary Share; and

     (b) in the case of a partly paid share, that fraction of a vote equivalent to the proportion which the amount paid up (not credited) on that member's share bears to the total amount paid and payable for that share (excluding amounts credited). Amounts paid in advance of a call shall be ignored when calculating the proportion; and

     (c) in the case of the P&O Princess Special Voting Share, such number of votes as are determined in accordance with Articles 125, 129 and 131.

148. On a poll, every Member Present may cast the votes attaching to his P&O Princess Ordinary Shares either for or against the resolution or may specifically elect to abstain from voting, in which case his vote shall, subject to Article 112, neither be counted as a vote in favour or against such resolution.

Votes of joint holders

149. In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of he other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders stand in the register.

Member under incapacity

150. A member in respect of whom an order has been made by a court or official having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised for that purpose appointed by that court or official. That receiver, curator bonis or other person may, on a poll, vote by proxy. The right to vote shall be exercisable only if evidence satisfactory to the Board of the authority of the person claiming to exercise the right to vote has been deposited at the office, or at another place specified in accordance with these Articles for the delivery of proxy appointments, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised.

Calls in arrears

151. No member shall be entitled to vote at a general meeting or at a separate meeting of the holders of any class of shares in the capital of the Company, either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

Errors in voting

152. If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment of the meeting, and, in the opinion of the chairman (in his absolute discretion), it is of sufficient magnitude to vitiate the result of the voting.

Objection to voting

153. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting or poll at which the vote objected to is tendered. Every vote not disallowed at such meeting shall be valid and every vote not counted which ought to have been counted shall be disregarded. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

Disclosure Notice

154. The directors may by notice in writing (a "Disclosure Notice") require any member or other person Appearing to be Interested or Appearing to have been Interested in the Ordinary Shares to disclose to the Company in writing such information as directors require relating to the ownership of, or Interests in, the Ordinary Shares in question as lies within the knowledge of such member or other person (supported, if the directors so require, by a statutory declaration and/or by such independent evidence as the directors reasonably require) including:

     (a) any information which the Company is entitled to seek pursuant to Part VI of the Act; and

     (b) any information which the directors shall deem necessary or desirable in order to determine whether any Ordinary Shares are Combined Group Restricted Shares.

     The directors may give a Disclosure Notice at any time and may give one or more notices to the same members or other person in respect of the same Ordinary Shares.

Failure to comply with Disclosure Notice

155. If any member or any other person Appearing to be Interested in Ordinary Shares has been served with a Disclosure Notice or a notice under Section 212 of the Act and has failed to supply the Company with the information required within 14 days from the date of service of the notice (or, such other period of time as the directors may, in their absolute discretion, prescribe in the notice), then the directors may, in their absolute discretion, at any time thereafter by notice (a "Direction Notice") to such member direct that in respect of the Ordinary Shares in relation to which the default occurred (the "Default Shares") the member shall not be entitled to vote either personally or by proxy at a general meeting of the Company or to exercise any other right conferred by membership in relation to general meetings of the Company or meetings of the holders of any class of shares of the Company. The Company shall send to each other person Appearing to be Interested in Ordinary Shares which are the subject of a Direction Notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice. Any Direction Notice shall have effect, in accordance with its terms, for so long as the default in respect of which the Direction Notice was issued continues. The Direction Notice shall cease to have effect five days after confirmation by the Company that the information required by the Disclosure Notice has been provided to the Company.

Additional directions

156. Where the Default Shares represent at least 0.25 per cent in nominal value of the issued shares of that class then the Direction Notice may additionally direct:

     (a) that any dividend or other money (or shares instead of such amount) payable in respect of the Default Shares shall (in whole or part) be retained by the Company without any liability to pay interest on it when it is finally paid to the member; and/or

     (b) that no transfer of any Default Shares held by such member shall be registered unless:

          (i) the member is not in default as regards supplying the information required;

          (ii) the member proves to the satisfaction of the directors that no person in default as regards supplying such information is Interested in any of the Ordinary Shares which are the subject of the transfer;

          (iii) registration of the transfer is required by the Regulations; or

          (iv) the transfer is an approved transfer if:

               (A) it is a transfer of shares pursuant to an acceptance of a takeover offer (within the meaning of section 428(1) of the Act); or

               (B) the Board is satisfied that the transfer is made pursuant to a sale of the shares the subject of the transfer to a party unconnected with the member and with any other person appearing to be interested in the shares; or

               (C) the transfer results from a sale made through a recognised investment exchange as defined in the Financial Services and Markets Act 2000 or any other stock exchange outside the United Kingdom on which the Company's shares are normally traded.

Additional shares

157. Any new Ordinary Shares in the Company issued in right of Default Shares shall be subject to the same sanctions as apply to the Default Shares, and the directors may make any right to an allotment of new Ordinary Shares subject to sanctions corresponding to those which will apply to those Ordinary Shares on issue, provided that:

     (a) any sanctions applying to, or to a right to, new Ordinary Shares by virtue of this Article 157 shall cease to have effect when the sanctions applying to the related Default Shares cease to have effect (and shall be suspended or cancelled if and to the extent that the sanctions applying to the related Default Shares are suspended or cancelled); and

     (b) Article 154 shall apply to the exclusion of this Article 157 if the Company issues a separate Disclosure Notice in respect of the new shares.

Section 216 of the Act

158. The provisions of Article 157 are without prejudice to the provisions of section 216 of the Act and, in particular, the Company may apply to the court under section 216(1) of the Act whether or not the provisions of
     Article 157 have been applied.

Conversion of uncertificated shares

159. The Company may exercise any of its powers under Article 29 in respect of any Default Shares that are held in uncertificated form.

Notification of interests

160. In addition to the obligation to disclose interests in shares pursuant to
     Part VI of the Act and the regulations made under it, any person with an interest in Ordinary Shares and any person treated as Appearing to be Interested in Ordinary Shares shall notify the Company in writing as soon as practicable following any event which would cause such person to disclose interests in shares pursuant to Part VI of the Act and any regulations made under it as if such obligation applied by reference to interests in Ordinary Shares.

PROXIES AND CORPORATE REPRESENTATIVES

Appointment of proxy: execution

161. The appointment of a proxy, whether by means of an instrument or contained in an electronic communication, shall be executed in such manner as may be approved by or on behalf of the Company from time to time. Subject thereto, the appointment of a proxy shall be executed by the appointor or any person duly authorized by the appointor or, if the appointor is a corporation, executed by a duly authorised person or under its common seal or in any other manner authorized by its constitution. For the purpose of this Article and Articles 162 to 166, an electronic communication which contains a proxy appointment need not comprise writing if the Board so determines and in such a case, if

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

     the Board so determines, the appointment need not be executed but shall instead be subject to such conditions as the Board may approve.

Method of proxy appointment

162. The appointment of a proxy shall be in any usual form or in any other form which the Board may approve. Subject thereto, the appointment of a proxy may be:

     (a)  by means of an instrument; or

     (b) contained in an electronic communication, if the Board so determines, and the Board may, if it thinks fit, but subject to the provisions of the Companies Acts, at the Company's expense send forms of proxy for use at the meeting and issue invitations contained in electronic communications to appoint a proxy in relation to the meeting in such form as may be approved by the Board. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one proxy to attend on the same occasion.

Sending of proxy appointment

163. Without prejudice to Article 107(b) or to the second sentence of Article 119, the appointment of a proxy shall:

     (a) in the case of an instrument, be delivered personally or by post to the office or such other place within the United Kingdom as may be specified by or on behalf of the Company for that purpose:

          (i)  in the notice convening the meeting, or

          (ii) in any form of proxy sent by or on behalf of the Company in relation to the meeting,

          not less than 48 hours before the time appointed for holding the meeting or adjourned meeting (or any postponed time appointed for holding the meeting pursuant to Article 107) at which the person named in the appointment proposes to vote; or

     (b) in the case of an appointment contained in an electronic communication, where an address has been specified by or on behalf of the Company for the purpose of receiving electronic communications:

          (i)   in the notice convening the meeting, or

          (ii) in any form of proxy sent by or on behalf of the Company in relation to the meeting, or

          (iii) in any invitation contained in an electronic communication to appoint a proxy issued by or on behalf of the Company in relation to the meeting,

          be received at that address not less than 48 hours before the time appointed for holding the meeting or adjourned meeting (or any postponed time appointed for holding the meeting pursuant to Article
          107) at which the person named in the appointment proposes to vote; or

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

     (c) in either case, where a poll is automatic, the appointment of a proxy shall be delivered or received not less than 48 hours before the meeting at which the poll is to be held, and, in circumstances where a poll is demanded and taken more than 48 hours after it is demanded, be delivered or received as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

     (d) in the case only of an instrument, where a poll is not taken forthwith but is, in respect of resolutions on which the P&O Princess Special Voting Share has no vote, taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director.

164. A proxy deposited by the holder of the P&O Princess Special Voting Share will be valid if it is received by or delivered to the chairman of the meeting before the close of the poll to which it relates.

Delivery of authority

165. Except in relation to an instrument deposited by the holder of the P&O Princess Special Voting Share (which is governed by Article 164 above), where the appointment of a proxy is expressed to have been or purports to have been executed by a person on behalf of the holder of a share:

     (a) the Company may treat the appointment as sufficient evidence of the authority of that person to execute the appointment on behalf of that holder;

     (b) that holder shall, if requested by or on behalf of the Company at any time, send or procure the sending of a copy of any written authority (certified either notarially or in some other way approved by the Board) under which the appointment has been executed to such address and by such time as may be specified in the request and, if the request is not complied with in any respect, the appointment may be treated as invalid; and

     (c) whether or not a request under Article 165(b) has been made or complied with, the Company may determine that it has insufficient evidence of the authority of that person to execute the appointment on behalf of that holder and may treat the appointment as invalid.

Validity of proxy appointment

166. A proxy appointment which is not delivered or received in accordance with Articles 163 or 164 shall be invalid. When two or more valid proxy appointments are delivered or received in respect of the same share for use at the same meeting, the one which was last delivered or received shall be treated as replacing and revoking the others as regards that share. The Board may determine at its discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles.

Rights of proxy

167. A proxy appointment shall be deemed to include the right to demand, or join in demanding, a poll but shall not confer any further right to speak at a meeting, except with the permission of the chairman. Save in respect of a proxy delivered in respect of the

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

     P&O Princess Special Voting Share, the proxy appointment shall also, unless it provides to the contrary, be deemed to confer authority on the proxy to vote or abstain from voting as the proxy thinks fit on any amendment of a resolution and on any procedural motion or resolution put to the meeting to which it relates and on any other business not referred to in the notice of meeting which may properly come before the meeting to which it relates. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.

Corporate representatives

168. Any corporation which is a member of the Company (in this Article the "grantor") may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any separate meeting of the holders of any class of shares. A person so authorised shall be entitled to exercise the same power on behalf of the grantor as the grantor could exercise if it were an individual member of the Company, save that a director, the secretary or other person authorised for the purpose by the secretary may require such person to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers. The grantor shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at it.

Revocation of authority

169. A vote given or poll demanded by a proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding the poll unless notice of the determination was either delivered or received as mentioned in the following sentence at least three hours before the start of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of determination shall be either by means of an instrument delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 163(a) or contained in an electronic communication received at the address (if any) specified by or on behalf of the Company in accordance with
     Article 163(b), regardless of whether any relevant proxy appointment was effected by means of an instrument or contained in an electronic communication. For the purpose of this Article, an electronic communication which contains such notice of determination need not comprise writing if the Board has determined that the electronic communication which contains the relevant proxy appointment need not comprise writing.

NUMBER OF DIRECTORS

Limits on number of directors

170. Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) shall be not less than three nor more than a maximum of twenty five in number (or such lesser maximum as the directors may from time to time resolve).

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

APPOINTMENT AND RETIREMENT OF DIRECTORS

Directors

Number of directors to retire

171. At every subsequent annual general meeting following the adoption of these Articles one-third of the directors who are subject to retirement by rotation or, if their number is not three or a multiple of three, the number nearest to one-third shall retire from office, but;

     (a) if any director has at the start of the annual general meeting been in office for more than three years since his last appointment or re-appointment, he shall retire; and

     (b) if there is only one director who is subject to retirement by rotation, he shall retire.

Which directors to retire

172. Subject to the provisions of the Companies Acts and these Articles, the directors to retire by rotation shall be those who have been longest in office since their last appointment or re-appointment. As between persons who became or were last re-appointed directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. The directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the board at the date of the notice convening the annual general meeting. No director shall be required to retire or be relieved from retiring or be retired by reason of any change in the number or identity of the directors after the date of the notice but before the close of the meeting. If the Company does not fill the vacancy at the meeting at which a director retires by rotation or otherwise, the retiring director shall, if willing to act, be deemed to have been re-appointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the re-appointment of the director is put to the meeting and lost.

Eligibility for election and effectiveness of appointment

173. No person shall be appointed a director at any general meeting unless:

     (a)  he is recommended by the Board; or

     (b) not less than seven nor more than 42 days before the earlier of the date appointed for the meeting and the date appointed for the Parallel General Meeting, notice executed by a member qualified to vote at the meeting (not being the person to be proposed) has been received by the Company of the intention to propose that person for appointment stating the particulars which would, if he were so appointed, be required to be included in the Company's register of directors, together with notice executed by that person of his willingness to be appointed.

174. No person shall be a director of the Company unless he is also a director of Carnival. The appointment of a person as a director of the Company shall only take effect at the same time as that person's appointment as a director of Carnival takes effect. Any director who resigns from his office will be obliged to resign as a director of Carnival at the same time as he resigns from the Board and his resignation from the Board shall not take effect until he does so.

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

Separate resolutions on appointment

175. Except as otherwise authorised by the Companies Acts, the appointment of any person proposed as a director shall be effected by a separate resolution.

Additional powers of the Company

176. Subject to Articles 124 to 129 and to Article 174, the Company may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director. The appointment of a person to fill a vacancy or as an additional director shall take effect from the end of the meeting.

Appointment by Board

177. The Board may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director and in either case whether or not for a fixed term, provided that the appointment does not cause the number of directors to exceed the number, if any, fixed by or in accordance with these Articles as the maximum number of directors. If a person is appointed as a director of Carnival by the Board of Carnival in accordance with the Carnival Constitution, the Board shall also appoint that person as a director of the Company.

178. Irrespective of the terms of his appointment, a director so appointed shall hold office only until the next following annual general meeting and shall not be taken into account in determining the directors who are to retire by rotation at the meeting. If not re-appointed at such annual general meeting, he shall vacate office at its conclusion.

Position of retiring directors

179. A director who retires at an annual general meeting may, if willing to act, be re-elected. If he is not re-elected, he shall retain office until the meeting appoints someone in his place, or if it does not do so, until the later of the end of the meeting at which the director retires and the end of the Parallel General Meeting.

Age limit

180. No person shall be disqualified from being appointed or re-appointed a director, and no director shall be required to vacate that office, by reason only of the fact that he has attained the age of 70 years or any other age nor shall it be necessary by reason of his age to give special notice under the Companies Acts of any resolution for his appointment or re-appointment.

No share qualification

181. A director shall not be required to hold any shares in the capital of the Company by way of qualification.

ALTERNATE DIRECTORS

Power to appoint alternates

182. Any director (other than an alternate director) may appoint any other director, willing to act, to be an alternate director and may remove from office an alternate director so appointed by him.

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

Alternates entitled to receive notice

183. An alternate director shall be entitled to receive notice of all meetings of the Board and of all meetings of committees of the Board of which his appointor is a member, to attend and vote at any such meeting at which his appointor is not personally present, and generally to perform all the functions of his appointor (except as regards power to appoint an alternate) as a director in his absence.

Alternates representing more than one director

184. A director may act as alternate director to represent more than one director, and an alternate director shall be entitled at meetings of the Board or any committee of the Board to one vote for every director whom he represents (and who is not present) in addition to his own vote as a director, and shall count for the purpose of determining whether a quorum is present both in his capacity as a director and in his capacity as an alternate director.

Termination of appointment

185. An alternate director shall cease to be an alternate director:

     (a) if his appointer ceases to be a director; but, if a director retires by rotation or otherwise but is re-appointed or deemed to have been re-appointed at the meeting at which he retires, any appointment of an alternate director made by him which was in force immediately prior to his retirement shall continue after his re-appointment; or

     (b) on the happening of any event which would cause him to vacate his office as director; or

     (c)  if he resigns his office as a director by notice to the Company; or

     (d) if he notifies the Board and his appointer that he no longer wishes to serve as an alternate director.

Method of appointment and revocation

186. Any appointment or removal of an alternate director shall be by notice to the Company signed by the director making or revoking the appointment and shall take effect in accordance with the terms of the notice on receipt of such notice by the Company which shall, in the case of a notice contained in an instrument, be at the office or, in the case of a notice contained in an electronic communication, be at such address (if any) as may for the time being be notified by or on behalf of the Company for that purpose.

Alternate not an agent of appointor

187. Except as otherwise expressly provided in these Articles, an alternate director shall be deemed for all purposes to be a director. Accordingly, except where the context otherwise requires, a reference to a director shall be deemed to include a reference to an alternate director. An alternate director shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him.

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

POWERS OF THE BOARD

Business to be managed by Board

188. Subject to the provisions of the Companies Acts, the Memorandum and these Articles and to any directions given by special resolution, the business of the Company shall be managed by the Board which may pay all expenses incurred in forming and registering the Company and may exercise all the powers of the Company, including without limitation the power to dispose of all or any part of the undertaking of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the Board by these Articles. A meeting of the Board at which a quorum is present may exercise all powers exercisable by the Board.

Discretionary Matters

189. The Board may, by agreement with the Board of Carnival:

     (a) decide to seek the approval of the shareholders (or any class of shareholders) of either or both of the Company and Carnival for any matter that would not otherwise require such approval;

     (b) require any Joint Electorate Action to be approved instead as a Class Rights Action; or

     (c) specify a higher majority vote than the required majority that would otherwise be required for any shareholder vote provided for in Articles 125(a) and 128.

Exercise by Company of voting rights

190. The Board may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including without limitation the exercise of that power in favour of any resolution appointing its members or any of them as directors of such body corporate, or voting or providing for the payment of remuneration to the directors of such body corporate).

DELEGATION OF POWERS OF THE BOARD

Committees of the Board

191. A majority of the Board may delegate any of its powers to any committee consisting of two or more directors. Any such delegation may be made subject to such conditions as the majority of the Board may specify and may be revoked or altered. Subject to any conditions imposed by a majority of the Board, the proceedings of a committee with two or more directors shall be governed by these Articles regulating the proceedings of directors so far as they are capable of applying. For the avoidance of doubt, Article 209 shall not apply with regard to determining whether a committee of the Board is quorate. A committee of the Board will be quorate if at least a majority of the directors appointed to that committee is present.

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

Agents

192. A majority of the Board or of a committee of the Board may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes, with such powers, authorities and discretions (not exceeding those vested in the Board) and on such conditions as the Board or the relevant committee determines, including without limitation authority for the agent to delegate all or any of his powers, authorities and discretions, and may revoke or vary such delegation.

Offices including the title "director"

193. A majority of the Board may appoint any person to any office or employment having a designation or title including the word "director" or attach to any existing office or employment with the Company such a designation or title and may terminate any such appointment or the use of any such designation or title. The inclusion of the word "director" in the designation or title of any such office or employment shall not imply that the holder is a director of the Company, and the holder shall not thereby be empowered in any respect to act as, or be deemed to be, a director of the Company for any of the purposes of these Articles.

Director's power to give effect to the DLC agreements

194. The directors are authorised and directed to carry into effect the provisions of the Equalization Agreement, the Voting Agreement, the P&O Princess Guarantee and any further agreements or arrangements that the Company is party to which are mentioned in or contemplated by such agreements. Subject to the Acts, nothing done in good faith by any director pursuant to such authority and obligations shall constitute a breach of the fiduciary duties of such director to the Company or its shareholders. In particular:

     (a) the directors shall, in addition to their duties to the Company, be entitled to have regard to the interests of the Combined Shareholders and to the interests of Carnival, as if the Company and Carnival were a single legal entity;

     (b) the directors are authorised to provide to Carnival and any officer, employee or agent of Carnival any information relating to the Company; and

     (c) the directors are authorised to enter into, operate and carry into effect the Equalization Agreement, the Voting Agreement and the P&O Princess Guarantee with full power to:

          (i) enter into, operate and carry into effect any further or other agreements or arrangements with or in connection with Carnival or the holder of the P&O Princess Special Voting Share; and

          (ii) do all such things as, in the opinion of the directors, are necessary or desirable for the application, implementation, protection, furtherance or maintenance of the dual listed company relationship with Carnival constituted by or arising out of any agreement or arrangement.

DISQUALIFICATION AND REMOVAL OF DIRECTORS

Disqualification as a director

195. The office of a director shall be vacated immediately if:

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

     (a) he ceases to be a director by virtue of any provisions of the Companies Acts or these Articles or he becomes prohibited by applicable law from being a director; or

     (b) he resigns his office by notice to the Company or, having been appointed for a fixed term, the term expires or his office as a director is vacated pursuant to Article 177; or

     (c)  he ceases to be a director of Carnival.

REMUNERATION OF NON-EXECUTIVE DIRECTORS

Ordinary remuneration

196. The ordinary remuneration of the directors who do not hold executive office for their services (excluding amounts payable under any other provision of these Articles) shall not exceed in aggregate (pound)1,000,000 per annum or such higher amount as the Company may from time to time by ordinary resolution determine and shall be satisfied in such manner as the Board or any validly formed committee thereof shall from time to time determine, which includes without limitation satisfaction in Company shares. Subject thereto, each such director shall be paid a fee (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the Board.

Additional remuneration for special services

197. Any director who does not hold executive office and who serves on any committee of the Board, by the request of the Board goes or resides abroad (from his normal country of residence) for any purpose of the Company or otherwise performs special services which in the opinion of the Board are outside the scope of the ordinary duties of a director, may (without prejudice to the provisions of Article 196) be paid such extra remuneration by way of salary, commission or otherwise as the Board may determine.

DIRECTORS' EXPENSES

Directors may be paid expenses

198. The directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of the Board or the Board of Carnival, meetings of any committees of the Board or of the Board of Carnival, or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or Carnival, or otherwise in connection with the discharge of their duties

EXECUTIVE DIRECTORS

Appointment to executive office

199. Subject to the provisions of the Companies Acts, the Board may appoint one or more of its body to be the holder of any executive office (except that of auditor) in the Company and may enter into an agreement or arrangement with any director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director. Any such appointment, agreement or arrangement may be made on such terms, including without limitation terms as to remuneration, as the Board determines. The Board may revoke or vary any such appointment but without prejudice

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

     to any rights or claims which the person whose appointment is revoked or varied may have against the Company because of the revocation or variation.

Termination of appointment to executive office

200. Any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any rights or claims which he may have against the Company by reason of such cessation. A director appointed to an executive office shall not cease to be a director merely because his appointment to such executive office terminates.

Emoluments to be determined by the Board

201. The emoluments of any director holding executive office for his services as such shall be determined by the Board, and may be of any description, including without limitation admission to, or continuance of, membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership of any such scheme or fund.

DIRECTORS' INTERESTS

Directors may contract with the Company

202. Subject to the provisions of the Companies Acts, and provided that he has disclosed to the Board the nature and extent of any material interest of his, a director notwithstanding his office:

     (a) may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

     (b) may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a director;

     (c) may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

     (d) shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

Notification of interests

203. For the purposes of this Article:

     (a) a general notice given to the Board that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be

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

          deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified; and

     (b) an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

GRATUITIES, PENSIONS AND INSURANCE

Gratuities and pensions

204. The Board may (by establishment of, or maintenance of, schemes or otherwise) provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present director or employee of the Company or any of its subsidiary undertakings or any body corporate associated with, or any business acquired by, any of them, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

Insurance

205. Without prejudice to the provisions of Article 288, the Board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:

     (a) a director, officer, employee or auditor of the Company or Carnival, or any body which is or was the holding company or subsidiary undertaking of the Company or Carnival, or in which the Company or Carnival or a holding company or subsidiary undertaking of the Company or Carnival has or had any interest (whether direct or indirect) or with which the Company or Carnival or a holding company or subsidiary undertaking of the Company or Carnival is or was in any way allied or associated; or

     (b) a trustee of any pension fund in which employees of the Company, Carnival or, any other body referred to in Article 205(a) is or has been interested,

     including without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his duties, powers or offices in relation to the relevant body or fund.

Directors not liable to account

206. No director or former director shall be accountable to the Company or the members for any benefit provided pursuant to Article 204. The receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

Section 719 of the Act

207. Pursuant to section 719 of the Act, the Board is hereby authorised to make such provision as may seem appropriate for the benefit of any persons employed or formerly employed by the Company or any of its subsidiary undertakings in connection with the cessation or the transfer of the whole or part of the undertaking of the Company or any subsidiary

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

     undertaking. Any such provision shall be made by a resolution of the Board in accordance with section 719.

PROCEEDINGS OF THE BOARD

Convening meetings

208. Subject to the provisions of these Articles, the Board may regulate its proceedings as it thinks fit. The Chairman or any two directors may, and the secretary at the request of the Chairman or any two directors shall, call a meeting of the Board. Notice of a Board meeting shall be deemed to be properly sent to a director if it is sent to him personally or by word of mouth or sent by instrument to him, at his last known address (whether within or outside the United Kingdom) or such other address (if any) as may for the time being be notified by him or on his behalf to the Company for that purpose, or sent using electronic communications to such address (if any) as may for the time being be notified by him or on his behalf to the Company for that purpose. Questions arising at a meeting shall be decided by a majority of directors present at any meeting (provided that the meeting is quorate). Any director may waive notice of a meeting and any such waiver may be retrospective. Any electronic communication pursuant to this Article need not comprise writing if the Board so determines.

Quorum

209. The quorum for the transaction of the business shall be a majority of the directors of the Company. A person who holds office as an alternate director shall, if his appointor is not present, be counted in the quorum in his capacity as an alternate director (on behalf of his appointor) in addition to in his capacity as a director of the Company. Any director who ceases to be a director at a Board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the Board meeting if no director objects.

Powers of directors if number falls below minimum

210. The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number.

Chairman and deputy chairman

211. The Board may appoint one of their number to be the chairman, and one of their number to be the deputy chairman, of the Board and may at any time remove either of them from such office. Unless he is unwilling to do so, the director appointed as chairman, or in his stead the director appointed as deputy chairman, shall preside at every meeting of the Board at which he is present. If there is no director holding either of those offices, or if neither the chairman nor the deputy chairman is willing to preside or neither of them is present within five minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairman of the meeting.

Validity of acts of the Board

212. All acts done by a meeting of the Board, or of a committee of the Board, or by a person acting as a director or alternate director, shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or any member of the committee or alternate director or that any of them were disqualified from holding

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

     office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director or, as the case may be, an alternate director and had been entitled to vote.

Resolutions in writing

213. A resolution in writing signed by all of the directors entitled to receive notice and vote at a meeting of the Board or of a committee of the Board shall be as valid and effectual as if it had been passed at a meeting of the Board or (as the case may be) a committee of the Board duly convened and held. For this purpose:

     (a) a resolution may be by means of an instrument or contained in an electronic communication sent to such address (if any) as may for the time being be notified by the Company for that purpose;

     (b) a resolution may consist of several instruments or several electronic communications, each executed by one or more directors, or a combination of both;

     (c) a resolution signed by an alternate director need not also be signed by his appointor; and

     (d) a resolution signed by a director who has appointed an alternate director need not also be signed by the alternate director in that capacity.

Meetings by telephone, etc.

214. Without prejudice to the first sentence of Article 209, a person entitled to be present at a meeting of the Board or of a committee of the Board shall be deemed to be present for all purposes if he is able (directly or by telephonic communication) to speak to and be heard by all those present or deemed to be present simultaneously. A director so deemed to be present shall be entitled to vote and be counted in a quorum accordingly. Such a meeting shall be deemed to take place where it is convened to be held or (if no director is present in that place) where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is. The word "meeting" in these Articles shall be construed accordingly.

Directors' power to vote on contracts in which they are interested

215. Except as otherwise provided by these Articles, a director shall not vote at a meeting of the Board or a committee of the Board on any resolution of the Board concerning a matter in which he has an interest (other than by virtue of his interests in shares or debentures or other securities of, or otherwise in or through, the Company or Carnival) which (together with any interest of any person connected with him) is to his knowledge material unless his interest arises only because the resolution concerns one or more of the following matters:

     (a) the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of, the Company or Carnival or any of their respective subsidiary undertakings;

     (b) the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or Carnival or any of their respective subsidiary undertakings for

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

          which the director has assumed responsibility (in whole or part and whether alone or jointly with others) under a guarantee or indemnity or by the giving of security;

     (c) a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or Carnival or any of their respective subsidiary undertakings for subscription or purchase, in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

     (d) a contract, arrangement, transaction or proposal concerning any other body corporate in which he or any person connected with him is interested, directly or indirectly, and whether as an officer, shareholder, creditor or otherwise, if he and any persons connected with him do not to his knowledge hold an interest (as that term is used in sections 198 to 211 of the Act) representing one per cent or more of either any class of the equity share capital of such body corporate (or any other body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of this Article to be material interest in all circumstances);

     (e) a contract, arrangement, transaction or proposal for the benefit of employees of the Company or Carnival or any of their respective subsidiary undertakings which does not award him any privilege or benefit not generally accorded to the employees to whom the arrangement relates; and

     (f) a contract, arrangement, transaction or proposal concerning any insurance which the Company or Carnival is empowered to purchase or maintain for, or for the benefit of, any directors of the Company or of Carnival, or for persons who include directors of the Company or of Carnival.

Interests of connected person and alternate director

216. For the purposes of this Article, an interest of a person who is, for any purpose of the Companies Acts (excluding any statutory modification of the Companies Acts not in force when this Article is adopted), connected with a director shall be treated as an interest of the director and, in relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

Division of proposals

217. Where proposals are under consideration concerning the appointment (including without limitation fixing or varying the terms of appointment) of two or more directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each director separately. In such cases each of the directors concerned shall be entitled to vote in respect of each resolution except that concerning his own appointment.

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SECRETARY

Appointment and removal of secretary

218. Subject to the provisions of the Companies Acts, the secretary shall be appointed by the Board for such term, at such remuneration and on such conditions as it may think fit. Any secretary so appointed may be removed by the Board, but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

MINUTES

Minutes required to be kept

219. The Board shall cause minutes to be made in books kept for the purpose of:

     (a)  all appointments of officers made by the Board; and

     (b) all proceedings at meetings of the Company, the holders of any class of shares in the capital of the Company, the Board and committees of the Board, including the names of the directors present at each such meeting.

Conclusiveness of minutes

220. Any such minutes, if purporting to be signed by the chairman of the meeting to which they relate or of the meeting at which they are read, shall be sufficient evidence of the proceedings at the meeting without any further proof of the facts stated in them.

THE SEAL

Authority required for execution of deed

221. The seal shall only be used by the authority of a resolution of the Board or a duly appointed committee of the Board. The Board may determine who shall sign any instrument executed under the seal. If they do not, it shall be signed by at least one director and the secretary or by at least two directors. Any instrument may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on the instrument or by applying the seal or a facsimile of it by any other means to the instrument. An instrument signed, with the authority of a resolution of the Board, by a director and the secretary or by two directors and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the seal. For the purpose of the preceding sentence only, "secretary" shall have the same meaning as in the Act and not the meaning given to it by Article 2.

Certificates for shares and debentures

222. The Board may by resolution determine either generally or in any particular case that any certificate for shares or debentures or representing any other form of security may have any signature affixed to it by some mechanical means, or printed on it or, in the case of a certificate executed under the seal, need not bear any signature.

Official seal for use abroad

223. The Company may exercise the powers conferred by section 39 of the Act with regard to having an official seal for use abroad.

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REGISTERS

Overseas and local registers

224. (a) Subject to the provisions of the Companies Acts and the Regulations, the Company may keep overseas or local or other registers in any place, and the Board may make, amend and revoke any regulations it thinks fit about the keeping of that register.

     (b) Except as permitted by the Board in its absolute discretion, the P&O Princess Special Voting Share shall be registered in an overseas register in the Cayman Islands for such time as the P&O Princess Trustee is the holder of such share.

Authentication and certification of copies and extracts

225. Any director or the secretary or any other person appointed by the Board for the purpose shall have power to authenticate and certify as true copies of and extracts from:

     (a) any document comprising or affecting the constitution of the Company whether in physical form or electronic form;

     (b) any resolution passed by the Company, the holders of any class of shares in the capital of the Company, the Board or any committee of the Board whether in physical form or electronic form; and

     (c) any book, record and document relating to the business of the Company whether in physical form or electronic form (including without limitation the accounts), and if certified in this way, a document purporting to be a copy of a resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of shares in the capital of the Company, the Board or a committee of the Board, whether in physical form or electronic form, shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of proceedings at a duly constituted meeting.

DIVIDENDS

Declaration of dividends

226. Subject to the provisions of the Companies Acts and the Equalization Agreement, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Board.

227. The Board shall announce any dividends on ordinary shares in US dollars (or such other currency as it shall determine from time to time) together with a sterling equivalent for any such dividend in accordance with Article 232 below.

228. The Board may at its discretion make provisions to enable a member to receive dividends duly payable in a currency or currencies other than dollars or sterling.

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

229. Holders of ordinary shares shall be entitled to be paid dividends in sterling for so long as sterling remains the national currency of the United Kingdom or in any replacement currency if sterling ceases to be the only national currency of the United Kingdom.

Interim dividends

230. Subject to the provisions of the Companies Acts, the Equalization Agreement and Articles 234 to 236 (inclusive), the Board may pay interim dividends if it appears to the Board that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the Board may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear. The Board may also pay at intervals settled by it any dividend payable at a fixed rate if it appears to the Board that the profits available for distribution justify the payment. If the Board acts in good faith it shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

Apportionment of dividends

231. Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid; but no amount paid on a share in advance of the date on which a call is payable shall be treated for the purposes of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is allotted or issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

Exchange rate dividend calculation

232. For the purposes of the calculation of the amount receivable in respect of any dividend payable in a currency or currencies other than US dollars, the rate of exchange to be used to determine the relevant currency equivalent of any sum payable as a dividend shall be such market rate (whether spot or forward) selected by the Board as it shall consider appropriate by reference to such market rate or rates or the mean of such market rates prevailing at such time or times or on such date or dates as the Board may in its discretion select.

Ranking of shares for dividends

233. The rights attaching to the shares of the Company, as regards the participation in the profits available for distribution and resolved to be distributed, are as follows:

     (a) the holders of preference shares shall be entitled, in priority to any payment of dividends to the holders of any other class of shares, to a preferred right to participate as regards dividends up to but not beyond a specified amount; and

     (b)  any surplus remaining after payment of the dividends under paragraph
          (a) shall be payable to the holders of the P&O Princess Ordinary Shares in equal amounts per share.

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

Matching cash dividends or distributions of an income nature

234. Subject to the other provisions of these Articles, the Company shall not pay or make any Distribution in cash unless Carnival also pays or makes a Distribution in cash at or about the same time and the ratio of the Equalization Distribution Amount so paid or made by the Company to the Equalization Distribution Amount so paid or made by Carnival (converted, if applicable, at the Applicable Exchange Rate for such Distributions and rounded to five decimal places) equals the Equalization Ratio in effect on the Distribution Determination Date for such Distributions (each, an "Equivalent Distribution").

235. The Company shall not declare or otherwise become obligated to pay or make a Distribution in cash unless (i) on the date on which such declaration is made or such obligation is created, Carnival has sufficient distributable reserves to make an Equivalent Distribution with respect to such Distribution; or (ii) the Company agrees to pay, and does pay, to Carnival (before Carnival pays or makes such Distribution) the minimum amount required by Carnival so that it will have sufficient distributable reserves to pay or make such an Equivalent Distribution. Notwithstanding compliance with the preceding sentence, if Carnival shall have declared or otherwise become obligated to pay or make such Equivalent Distribution when due, then the Company shall pay to Carnival the minimum amount required by Carnival so that Carnival will have sufficient distributable reserves to pay or make such Equivalent Distribution; provided however that if the Company does not have sufficient distributable reserves to pay or make in full both the Equivalent Distribution that it declared or became obligated to make and the payment required by this sentence, then (i) the Company shall only pay or make the portion of that Equivalent Distribution (and any related payment that would have been required by this sentence in respect of such portion if it were the entire Equivalent Distribution that it had declared or became obligated to make) that it can make with its distributable reserves and (ii) Carnival shall only pay or make the portion of its Equivalent Distribution that it can make out of its distributable reserves following receipt of such payment.

236. For purposes of Article 235, the amount the Company is required to pay Carnival shall be determined after taking into account all Taxes payable by, and all Tax credits of, the Company and Carnival with respect to the payment or receipt of such payment and any such payment may be made on the Equalization Share issued by the Company if both the Board and the Board of Carnival deem it appropriate.

Timing of dividends and distributions

237. The Board, insofar as is practical, will:

     (a) in relation to any proposed cash Distribution, agree with the Board of Carnival the amount of the Equivalent Distribution to be made by each company;

     (b) determine to pay or recommend to pay Equivalent Distributions at a meeting of the Board convened as close in time as is practicable to the respective meeting of the Board of Carnival;

     (c) announce and pay any Equivalent Distributions simultaneously or as close in time as is practicable to the announcement or payment of any Equivalent Distribution made by the Board of Carnival;

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

     (d) ensure that the record dates for receipt of the Equivalent Distribution, in respect of the Company and Carnival, are on the same date; and

     (e) generally co-ordinate the timing of all other aspects of the payment or making of Equivalent Distributions with the Board of Carnival.

Dividends in specie

238. Subject to the provisions of Articles 124 to 129 and the provisions of the Equalization Agreement, a general meeting declaring a dividend may, on the recommendation of the Board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets, including without limitation paid up shares or debentures of another body corporate. The Board may make any arrangements it thinks fit to settle any difficulty arising in connection with the distribution, including without limitation
     (a) the fixing of the value for distribution of any assets, (b) the payment of cash to any member on the basis of that value in order to adjust the rights of members, and (c) the vesting of any asset in a trustee.

Scrip dividends: authorising resolution

239. Subject to the Companies Acts and the provisions of Articles 124 to 129, the Board may, if authorised by an ordinary resolution of the Company (the "Resolution"), offer any holder of ordinary shares the right to elect to receive Ordinary Shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Board) of all or any dividend specified by the Resolution. The offer shall be on the terms and conditions and be made in the manner specified in Article 240 or, subject to those provisions, specified in the Resolution.

Scrip dividends: procedures

240. The following provisions shall apply to the Resolution and any offer made pursuant to it and Article 239.

     (a) The Resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period.

     (b) Each holder of Ordinary Shares shall be entitled to that number of new shares as are together as nearly as possible equal in value to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder elects to forgo (each a "new share"). For this purpose, the value of each new share shall be:

          (i) equal to the average quotation for the Company's Ordinary Shares, that is, the average of the middle market quotations for those shares on the London Stock Exchange, as derived from the Daily Official List, on the day on which such shares are first quoted ex the relevant dividend and the four subsequent dealing days; or

          (ii) calculated in any other manner specified by the Resolution,

          but shall never be less than the par value of the new share. A certificate or report by the auditors as to the value of a new share in respect of any dividend shall be conclusive evidence of that value.

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

     (c) On or as soon as practicable after announcing that any dividend is to be declared or recommended, the Board, if it intends to offer an election in respect of that dividend, shall also announce that intention. If, after determining the basis of allotment, the Board decides to proceed with the offer, it shall notify the holders of Ordinary Shares of the terms and conditions of the right of election offered to them, specifying the procedure to be followed and place at which, and the latest time by which, elections or notices amending or terminating existing elections must be lodged in order to be effective.

     (d) The Board shall not proceed with any election unless the Company has sufficient unissued Ordinary Shares authorised for issue and sufficient reserves or funds that may be appropriated to give effect to it after the basis of allotment is determined.

     (e) The Board may exclude from any offer any holders of Ordinary Shares where the Board believes the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them.

     (f) The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable in cash on Ordinary Shares in respect of which an election has been made (the "elected shares") and instead such number of new shares shall be allotted to each holder of elected shares as is arrived at on the basis stated in
          Article 240(b). For that purpose the Board shall appropriate out of any amount for the time being standing to the credit of any reserve or fund (including without limitation the profit and loss account), whether or not it is available for distribution, a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the appropriate number of new shares for allotment and distribution to each holder of elected shares as is arrived at on the basis stated in Article 240(b).

     (g) The new shares when allotted shall rank equally in all respects with the fully paid shares of the same class then in issue except that they shall not be entitled to participate in the relevant dividend.

     (h) No fraction of an Ordinary Share shall be allotted. The Board may make such provision as it thinks fit for any fractional entitlements including without limitation payment in cash to holders in respect of their fractional entitlements, provision for the accrual, retention or accumulation of all or part of the benefit of fractional entitlements to or by the Company or to or by or on behalf of any holder or the application of any accrual, retention or accumulation to the allotment of fully paid shares to any holder.

     (i) The Board may do all acts and things it considers necessary or expedient to give effect to the allotment and issue of any share pursuant to this Article or otherwise in connection with any offer made pursuant to this Article and may authorise any person, acting on behalf of the holders concerned, to enter into an agreement with the Company providing for such allotment or issue and incidental matters. Any agreement made under such authority shall be effective and binding on all concerned.

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

     (j) The Board may, at its discretion, amend, suspend or terminate any offer pursuant to this Article.

Permitted deductions and retentions

241. The Board may deduct from any dividend or other moneys payable to any member in respect of a share any moneys presently payable by him to the Company in respect of that share. Where a person is entitled by transmission to a share, the Board may retain any dividend payable in respect of that share until that person (or that person's transferee) becomes the holder of that share.

Procedure for payment to holders and others entitled

242. Any dividend or other moneys payable in respect of a share may be paid:

     (a)  in cash; or

     (b) by cheque or warrant made payable to or to the order of the holder or person entitled to payment; or

     (c) by any direct debit, bank or other funds transfer system to the holder or person entitled to payment or, if practicable, to a person designated by notice to the Company by the holder or person entitled to payment; or

     (d) by any other method approved by the Board and agreed (in such form as the Company thinks appropriate) by the holder or person entitled to payment including (without limitation) in respect of an uncertificated share by means of the relevant system (subject to the facilities and requirements of the relevant system).

Joint entitlement

243. If two or more persons are registered as joint holders of any share, or are entitled by transmission jointly to a share, the Company may:

     (a) pay any dividend or other moneys payable in respect of the share to any one of them and any one of them may give effectual receipt for that payment; and

     (b) for the purposes of Article 242, rely in relation to the share on the written direction, designation or agreement of, or notice to the Company by, any one of them.

Payment by post

244. A cheque or warrant may be sent by post to:

     (a) where a share is held by a sole holder, the registered address of the holder of the share; or

     (b) if two or more persons are the holders, to the registered address of the person who is first named in the register; or

     (c) if a person is entitled by transmission to the share, as if it were a notice to be given under Articles 254 to 260; or

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

     (d) in any case, to such person and to such address as the person entitled to payment may direct by notice to the Company.

Discharge to Company and risk

245. Payment of a cheque or warrant by the bank on which it was drawn or the transfer of funds by the bank instructed to make the transfer or, in respect of an uncertificated share, the making of payment in accordance with the facilities and requirements of the relevant system (which, if the relevant system is CREST, shall be the creation of an assured payment obligation in respect of the dividend or other moneys payable in favour of the settlement bank of the member or other person concerned) shall be a good discharge to the Company. Every cheque or warrant sent in accordance with these Articles shall be at the risk of the holder or person entitled. The Company shall have no responsibility for any sums lost or delayed in the course of payment by any other method used by the Company in accordance with Article 242.

Interest not payable

246. No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

Forfeiture of unclaimed dividends

247. Any dividend which has remained unclaimed for 12 years from the date when it became due for payment shall, unless the Board resolves otherwise, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company's own account. Such payment shall not constitute the Company a trustee in respect of it. The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a member if those instruments have been returned undelivered to, or left uncashed by, that member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the member's new address. The entitlement conferred on the Company by this Article in respect of any member shall cease if the member claims a dividend or cashes a dividend warrant or cheque.

CAPITALISATION OF PROFITS AND RESERVES

Power to capitalise

248. Subject to the provisions of Articles 124 to 129 and the provisions of the Equalization Agreement, the Board may with the authority of an ordinary resolution of the Company:

     (a) subject to the provisions of this Article, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or other fund, including without limitation the Company's share premium account and capital redemption reserve, if any;

     (b) appropriate the sum resolved to be capitalised to the members or any class of members on the record date specified in the relevant resolution who would have been entitled to it if it were distributed by way of dividend and in the same proportions;

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

     (c) apply that sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares, debentures or other obligations of the Company of a nominal amount equal to that sum but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

     (d) allot the shares, debentures or other obligations credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other;

     (e) where shares or debentures become, or would otherwise become, distributable under this Article in fractions, make such provision as they think fit for any fractional entitlements including without limitation authorising their sale and transfer to any person, resolving that the distribution be made as nearly as practicable in the correct proportion but not exactly so, ignoring fractions altogether or resolving that cash payments be made to any members in order to adjust the rights of all parties;

     (f) authorise any person to enter into an agreement with the Company on behalf of all the members concerned providing for either:

          (i) the allotment to the members respectively, credited as fully paid, of any shares, debentures or other obligations to which they are entitled on the capitalisation; or

          (ii) the payment up by the Company on behalf of the members of the amounts, or any part of the amounts, remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under that authority shall be binding on all such members; and

     (g) generally do all acts and things required to give effect to the ordinary resolution.

RECORD DATES

Record dates for dividends, etc.

249. Notwithstanding any other provision of these Articles, the Company or the Board may:

     (a) fix any date as the record date for any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made;

     (b) for the purpose of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares in the capital of the Company, and how many votes such persons may cast, specify in the notice of meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register in order to have the right to attend or vote at the meeting; changes to the

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          register after the time specified by virtue of this Article 249(b)
          shall be disregarded in determining the rights of any person to attend or vote at the meeting; and

     (c) for the purpose of sending notices of general meetings of the Company, or separate general meetings of the holders of any class of shares in the capital of the Company, under these Articles, determine that persons entitled to receive such notices are those persons entered on the register at the close of business on a day determined by the Company or the Board, which day may not be more than 21 days before the day that notices of the meeting are sent.

ACCOUNTS

Rights to inspect records

250. No member shall (as such) have any right to inspect any accounting records or other book or document of the Company except as conferred by statute or authorized by the Board or by ordinary resolution of the Company or order of a court of competent jurisdiction.

Sending of annual accounts

251. Subject to the Companies Acts, a copy of the Company's annual accounts, together with a copy of the directors' report for that financial year and the auditors' report on those accounts shall, at least 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the provisions of the Companies Acts, be sent to every member and to every holder of the Company's debentures of whose address the Company is aware, and to every other person who is entitled to receive notice of meetings from the Company under the provisions of the Companies Acts or of these Articles or, in the case of joint holders of any share or debenture, to one of the joint holders.

Summary financial statements

252. Subject to the Companies Acts, the requirements of Article 251 shall be deemed satisfied in relation to any person by sending to the person, instead of such copies, a summary financial statement derived from the Company's annual accounts and the directors' report, which shall be in the form and containing the information prescribed by the Companies Acts and any regulations made under the Companies Acts.

NOTICES

When notice required to be in writing: use of electronic communications

253. Any notice to be sent to or by any person pursuant to these Articles (other than a notice calling a meeting of the Board) shall be in writing. Any such notice may be sent using electronic communications to such address (if any) as may for the time being be notified for that purpose to the person giving the notice by or on behalf of the person to whom the notice is sent.

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Methods of giving notice

254. The Company may send any notice or other document pursuant to these Articles to a member by whichever of the following methods it may in its absolute discretion determine:

     (a)  personally; or

     (b) by posting the notice or other document in a prepaid envelope addressed to the member at his registered address; or

     (c)  by leaving the notice or other document at that address; or

     (d) by sending the notice or other document using electronic communications to such address (if any) as may for the time being be notified to the Company by or on behalf of the member for that purpose.

Website publication

255. Subject to the Companies Acts, the Company may also send any notice or other document pursuant to these Articles to a member by publishing that notice or other document on a website where:

     (a) the Company and the member have agreed to him having access to the notice or document on a website (instead of it being sent to him);

     (b)  the notice or document is one to which that agreement applies;

     (c) the member is notified, in a manner for the time being agreed between him and the Company for the purpose, of:

          (i)   the publication of the notice or document on a website;

          (ii)  the address of that website; and

          (iii) the place on that website where the notice or document may be accessed, and how it may be accessed; and

     (d) the notice or document is published on that website throughout the publication period, provided that, if the notice or document is published on that website for a part, but not all of, the publication period, the notice or document shall be treated as being published throughout that period if the failure to publish that notice or document throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

     In this Article 255, "publication period" means:

     (e) in the case of a notice of an adjourned meeting pursuant to Article 104, a period of not less than seven clear days before the date of the adjourned meeting, beginning on the day following that on which the notification referred to in sub-paragraph (c) above is sent or (if later) is deemed sent;

     (f) in the case of a notice of a poll pursuant to Article 136, a period of not less than seven clear days before the taking of the poll, beginning on the day following that

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          on which the notification referred to in sub-paragraph (c) above is sent or (if later) is deemed sent; and

     (g) in any other case, a period of not less than the relevant notice period, beginning on the day following that on which the notification referred to in sub-paragraph (c) above is sent or (if later) is deemed sent.

Notice to joint holders

256. In the case of joint holders of a share, all notices or other documents shall be sent to the joint holder whose name stands first in the register in respect of the joint holding. Any notice or other document so sent shall be deemed for all purposes sufficient sending to all the joint holders.

Registered address outside United Kingdom

257. A member whose registered address is not within the United Kingdom and who gives to the Company an address within the United Kingdom at which a notice or other document may be sent to him by instrument or an address to which a notice or other document may be sent using electronic communications shall (provided that, in the case of electronic communications, the Company so agrees) be entitled to have notices or other documents sent to him at that address but otherwise:

     (a) no such member shall be entitled to receive any notice or other document from the Company; and

     (b) without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

Deemed receipt of notice

258. A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the capital of the Company shall be deemed to have been sent notice of the meeting and, where requisite, of the purposes for which it was called.

Terms and conditions for electronic communications

259. The Board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic communications for the sending of notices, other documents and proxy appointments by the Company to members and by members to the Company.

Notice includes website notification

260. In this Article and in Articles 261, 262 and 263, references to a notice include without limitation references to any notification required by the Companies Acts or these Articles in relation to the publication of any notices or other documents on a website.

Notice to persons entitled by transmission

261. A notice or other document may be sent by the Company to the person or persons entitled by transmission to a share by sending it in any manner the Company may choose authorised by these Articles for the sending of a notice or other document to a member,

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

     addressed to them by name, or by the title of representative of the deceased, or trustee of the bankrupt or by any similar description at the address, if any, in the United Kingdom as may be supplied for that purpose by or on behalf of the person or persons claiming to be so entitled. Until such an address has been supplied, a notice or other document may be sent in any manner in which it might have been sent if the death or bankruptcy or other event giving rise to the transmission had not occurred.

Transferees etc. bound by prior notice

262. Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register, has been sent to a person from whom he derives his title, provided that no person who becomes entitled by transmission to a share shall be bound by any direction notice issued under Article 154 to a person from whom he derives his title.

Proof of sending when sent by post

263. Proof that an envelope containing a notice or other document was properly addressed, prepaid and posted shall be conclusive evidence that the notice or document was sent. Proof that a notice or other document contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators current at the date of adoption of these Articles, or, if the Board so resolves, any subsequent guidance so issued, shall be conclusive evidence that the notice or document was sent. A notice or other document sent by the Company to a member by post shall be deemed to be sent:

     (a) if sent by first class post or special delivery post from an address in the United Kingdom to another address in the United Kingdom, or by a postal service similar to first class post or special delivery post from an address in another country to another address in that other country, on the day following that on which the envelope containing it was posted;

     (b) if sent by airmail from an address in the United Kingdom to an address outside the United Kingdom, or from an address in another country to an address outside that country (including without limitation an address in the United Kingdom), on the third day following that on which the envelope containing it was posted; and

     (c) in any other case, on the second day following that on which the envelope containing it was posted.

When notices etc. deemed sent by electronic communication

264. A notice or other document sent by the Company to a member contained in an electronic communication shall be deemed sent to the member on the day following that on which the electronic communication was sent to the member. Such a notice or other document shall be deemed sent to the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant notice or other document for any reason and notwithstanding that the Company subsequently sends a copy of such notice or other document by post to the member.

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Notice during disruption of postal services

265. If at any time the Company is unable effectively to convene a general meeting by notices sent through the post in the United Kingdom as a result of the suspension or curtailment of postal services, notice of general meeting may be sufficiently given by advertisement in the United Kingdom. Any notice given by advertisement for the purpose of this Article shall be advertised on the same date in at least one newspaper having a national circulation. Such notice shall be deemed to have been sent to all persons who are entitled to have notice of meetings sent to them on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least seven days before the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable. The foregoing shall not absolve the Company from any duty to send notice of a general meeting by use of electronic communications pursuant to these Articles.

DESTRUCTION OF DOCUMENTS

Power of Company to destroy documents

266. The Company shall be entitled to destroy:

     (a) all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entry is made in the register, at any time after the expiration of six years from the date of registration;

     (b) all dividend mandates, variations or cancellations of dividend mandates, and notifications of change of address at any time after the expiration of two years from the date of recording;

     (c) all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation;

     (d) all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment;

     (e) all proxy appointments which have been used for the purpose of a poll at any time after the expiration of one year from the date of use; and

     (f) all proxy appointments which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the proxy appointment relates and at which no poll was demanded.

Presumption in relation to destroyed documents

267. It shall conclusively be presumed in favour of the Company that:

     (a) every entry in the register purporting to have been made on the basis of an instrument of transfer or other document destroyed in accordance with Article 266 was duly and properly made;

     (b) every instrument of transfer destroyed in accordance with Article 266 was a valid and effective instrument duly and properly registered;

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     (c)  every share certificate destroyed in accordance with Article 266 was a valid and effective certificate duly and properly cancelled; and

     (d) every other document destroyed in accordance with Article 266 was a valid and effective document in accordance with its recorded particulars in the books or records of the Company,

     but:

     (e) the provisions of this Article apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties) to which the document might be relevant;

     (f) nothing in this Article shall be construed as imposing on the Company any liability in respect of the destruction of any document earlier than the time specified in Article 266 or in any other circumstances which would not attach to the Company in the absence of this Article; and

     (g) any reference in Articles 266 and 267 to the destruction of any document includes a reference to its disposal in any manner.

UNTRACED SHAREHOLDERS

Power to dispose of shares of untraced shareholders

268. The Company shall be entitled to sell, at the best price reasonably obtainable, the shares of a member or the shares to which a person is entitled by transmission if:

     (a) during the period of 12 years before the date of the publication of the advertisements referred to in Article 268(b) (or, if published on different dates, the first date) (for the purposes of this Article, the "relevant period") at least three dividends in respect of the shares in question have been declared and all dividend warrants and cheques which have been sent in the manner authorized by these Articles in respect of the shares in question have remained uncashed;

     (b) the Company shall as soon as practicable after expiry of the relevant period have inserted advertisements both in a national daily newspaper and in a newspaper circulating in the area of the last known address of such member or other person giving notice of its intention to sell the shares;

     (c) during the relevant period and the period of three months following the publication of the advertisements referred to in Article 268(b) (or, if published on different dates, the first date) the Company has received no indication either of the whereabouts or of the existence of such member or person; and

     (d) if the shares are listed on the London Stock Exchange, notice has been given to the London Stock Exchange of the Company's intention to make such sale before the publication of the advertisements.

Transfer on sale

269. To give effect to any sale pursuant to Article 268, the Board may:

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     (a)  where the shares are held in certificated form, authorise any person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer; or

     (b) where the shares are held in uncertificated form, do all acts and things it considers necessary or expedient to rematerialise shares into certificated form and/or to effect the transfer of the shares to, or in accordance with the directions of, the buyer.

Effectiveness of transfer

270. An instrument of transfer executed by that person in accordance with
     Article 269(a) shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. An exercise by the Company of its powers in accordance with Article 269(b) shall be as effective as if exercised by the registered holder of or person entitled by transmission to the shares. The transferee shall not be bound to see to the application of the purchase money, and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

Proceeds of sale

271. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled for an amount equal to the proceeds. The Company shall enter the name of such former member or other person in the books of the Company as a creditor for that amount. In relation to the debt, no trust is created and no interest is payable. The Company shall not be required to account for any money earned on the net proceeds of sale, which may be used in the Company's business or invested in such a way as the Board from time to time thinks fit.

LIQUIDATION

272. If either or both of the Company and/or Carnival goes into any voluntary or involuntary Liquidation, the Company and Carnival will, subject to Article 273 below, make and receive such payments or take such other actions required to ensure that the holders of Ordinary Shares of each company would, had each entity gone into Liquidation on the same date, be entitled to receive a Liquidation Distribution which is equivalent on a per share basis in accordance with the then existing Equalization Ratio, having regard to the Liquidation Exchange Rate but ignoring any shareholder Tax or Tax Benefit.

Liquidation Procedure

273. To establish the amount payable under Article 272, each of the Company and Carnival will determine the amount of assets (if any) it will have available for distribution in a Liquidation on the date of Liquidation (or notional date of Liquidation) to holders of its Ordinary Shares after payment of all its debts and other financial obligations, including any tax costs associated with the realisation of any assets on a Liquidation and any payments due on any preference shares (its "Net Assets"). To the extent that the Net Assets of one company would enable it to make a Liquidation Distribution to the holders of its Ordinary Shares that is greater than the Liquidation Distribution that the other company could pay from its Net Assets to the holders of its Ordinary Shares, adjusting such comparative Liquidation Distribution in accordance with the then existing Equalization Ratio and having regard to the Liquidation Exchange Rate, but ignoring any shareholder Tax (including any withholding Tax required to be deducted by the company

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

     concerned) or Tax Benefit then subject to Article 274 such company will make a balancing payment (or take any other balancing action described in Article 275 below) in such amount as will ensure that both companies can make equivalent Liquidation Distributions to the holders of their Ordinary Shares in accordance with the then existing Equalization Ratio and having regard to the Liquidation Exchange Rate, but ignoring any shareholder Tax (including any withholding Tax required to be deducted by the company concerned) or Tax Benefit, PROVIDED ALWAYS THAT no company need make a balancing payment (or take any other action) as described in this Article 273 if it would result in neither the holders of Carnival Common Stock nor the holders of P&O Princess Ordinary Shares being entitled to receive any Liquidation Distribution at all.

274. For purposes of Article 273, the amount a company is required to pay the other company shall be determined after taking into account all Taxes payable by, and all Tax credits, losses or deductions of, the parties with respect to the payment or receipt of such payment and any such payment may be made on the Equalization Share issued by the paying company if both the Board and the Board of Carnival deem it appropriate.

Liquidation actions

275. In giving effect to the principle regarding a Liquidation of the Company and/or Carnival described above, the Company and/or Carnival shall take such action as may be required to give effect to that principle, which may include:

     (a)  making a payment (of cash or in specie) to the other company;

     (b) issuing shares (which may include the Equalization Share) to the other party or to holders of Ordinary Shares of the other company and making a distribution or return on such Ordinary Shares; or

     (c) taking any other action that the Board and the Board of Carnival shall both consider appropriate to give effect to that principle,

     provided that any action other than a payment of cash by one company to the other shall require the prior approval of the Board and the Board of Carnival.

Disposal of assets by liquidator

276. The power of sale of a liquidator shall include a power to sell wholly or partially for shares or debentures or other obligations of another body corporate, either then already constituted or about to be constituted for the purpose of carrying out the sale.

SHARE CONTROL LIMIT

Trigger of limit

277. Subject to Article 278, if any person (an "Acquiring Person") acquires additional Ordinary Shares or voting control over additional Ordinary Shares and, after giving effect to such acquisition (or, if the Company is subject to the City Code, acquires Ordinary Shares or voting control over Ordinary Shares) such Acquiring Person, whether solely or together with any person or persons Acting in Concert with such Acquiring Person, holds or exercises voting control over Ordinary Shares which equal or are in excess of the Combined Group City Code Limit (such acquisition of Ordinary Shares or voting control over Ordinary Shares, a "Triggering Acquisition"), then all (i) Ordinary Shares held by

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     the Acquiring Person or over which the Acquiring Person exercises voting control, and (ii) Ordinary Shares held by any party or parties Acting in Concert with such Acquiring Person or over which any party or parties Acting in Concert with such Acquiring Person exercise(s) voting control (the "Acquiring Person Attributable Shares") shall automatically be designated as "Combined Group Restricted Shares" for the purposes of Articles 277 to 287. A Triggering Acquisition can occur more than once and the provisions set forth in Articles 277 to 287 shall apply to every separate Triggering Acquisition or series of Triggering Acquisitions.

Qualifying Takeover Offer

278. Notwithstanding the provisions of Article 277, if:

     (a) prior to or simultaneously with a Triggering Acquisition, such Acquiring Person has made a Qualifying Takeover Offer (and, in the event that the Qualifying Takeover Offer was made prior to the Triggering Acquisition, such Qualifying Takeover Offer has not been withdrawn, abandoned or terminated prior to or simultaneously with the Triggering Acquisition), or

     (b) where the circumstances described in Article 278(a) have not occurred, such Acquiring Person (i) within 10 days after the date on which the applicable Triggering Action occurs, makes a binding public announcement to commence a Qualifying Takeover Offer, and (ii) within 28 days after making the public announcement referred to in 278(b)(i), commences a Qualifying Takeover Offer, then the Acquiring Person Attributable Shares shall not be designated Combined Group Restricted Shares for the purposes of Articles 278 to 287 hereof until the earliest to occur (if at all) of (x) a withdrawal, abandonment or termination of such Qualifying Takeover Offer other than in accordance with its terms, or (y) any amendment, modification or supplement to the terms of either offer constituting the Qualifying Takeover Offer such that, as amended, modified or supplemented, the offers would not constitute a Qualifying Takeover Offer; provided that immediately upon the earliest to occur of the events described in (x) or (y) above, such Acquiring Person Attributable Shares shall be automatically designated as Combined Group Restricted Shares.

Determination of Combined Group Excess Shares

279. In the event that any Ordinary Shares are designated Combined Group Restricted Shares pursuant to Articles 277 or 278:

     (a) If the Combined Group Restricted Shares (i) consist entirely of P&O Princess Ordinary Shares, and (ii) are held by or subject to the voting control of a single person, then all P&O Princess Ordinary Shares held by such person or over which such person exercises voting control which cause the Combined Group City Code Limit to be equalled or exceeded shall automatically be designated as Combined Group Excess Shares for the purposes of Articles 286 and 287;

     (b) If the Combined Group Restricted Shares consist of both Carnival Common Stock and P&O Princess Ordinary Shares, and are held by or subject to the voting control of a single person, then:

          (i) if, after giving effect to the Equalization Ratio, (x) the number of votes represented by such P&O Princess Ordinary Shares that could be cast

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               with respect to a Joint Electorate Action exceeds or is equal to
               (y) the number of votes represented by such Carnival Common Stock that could be cast with respect to a Joint Electorate Action, then all P&O Princess Ordinary Shares held by such person or over which such person exercises voting control which cause the Combined Group City Code Limit to be equalled or exceeded shall automatically be designated as Combined Group Excess Shares for the purposes of Articles 286 and 287; and

          (ii) if, after giving effect to the Equalization Ratio, (x) the number of votes represented by such P&O Princess Ordinary Shares that could be cast with respect to a Joint Electorate Action is less than (y) the number of votes represented by such Carnival Common Stock that could be cast with respect to a Joint Electorate Action, such P&O Princess Ordinary Shares shall automatically be designated as Combined Group Excess Shares for the purposes of Articles 286 and 287 only to the extent that such P&O Princess Ordinary Shares would give such person ownership or voting control equal to or in excess of the Combined Group City Code Limit, if such limit was applied without regard to any Carnival Common Stock held or subject to the voting control of such person.

     (c) If the Combined Group Restricted Shares are held by or subject to the voting control of two or more persons Acting in Concert, where:

          (i) all or a part of such Combined Group Restricted Shares would all have been designated as Combined Group Excess Shares pursuant to
               Article 279(a) had they been held by or subject to the voting control of a single person; or

          (ii) all or a part of such Combined Group Restricted Shares would have been designated as Combined Group Excess Shares pursuant to
               Article 279(b) had they been held by or subject to the voting control of a single person,

          then such automatic designation as Combined Group Excess Shares for the purposes of Articles 286 and 287 shall be made with respect to the same number of P&O Princess Ordinary Shares held by or subject to the voting control of such persons Acting in Concert as if they had been held by or subject to the voting control of a single person, such designation to be made on a pro rata basis based on the number of P&O Princess Ordinary Shares each such person holds or over which each such person exercises voting control.

Authority of the Board

280. The Board shall have the authority to exercise all rights and powers granted to or vested in the Board or the Company under Articles 277 to 287 and to take any action as it deems necessary or advisable to give effect to the provisions of Articles 277 to 287, including the right and power to interpret the provisions of Articles 277 to 278 and to make all determinations deemed necessary or advisable to give effect to the provisions of Articles 277 to 287. Without limiting the generality of the foregoing, the Company shall expressly have the right to effect or procure a transfer of Combined Group Restricted Shares as described in Articles 277 to 287. In the case of ambiguity in the application of any of the provisions of Articles 277 to 287, the Board shall, in its absolute discretion, have the power to determine the application of such provisions with respect to any

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     situation based on the facts known to them. All such actions, calculation, interpretations and determinations which are done or made by the Board in good faith shall be final, conclusive and binding on the Company and all other parties. No Director shall be liable for any act or omission pursuant to these Articles 277 to 287 if such action was taken in good faith.

281. Immediately on a trigger of the Combined Group City Code Limit by any member (or any Acquiring Person), such person(s) shall:

     (a) be deemed to irrevocably appoint the Company as his agent for the sale of the Combined Group Excess Shares, together with all rights attaching thereto, including, but not limited to, the right to do all acts and things, receive (on behalf of the Acquiring Person) the proceeds from the sale of the Combined Group Excess Shares and to negotiate, sign, execute and deliver all documents on behalf of the Acquiring Person which it considers necessary and advisable in connection with the sale of the Combined Group Excess Shares and such appointment shall endure until the ninetieth day after final delivery of the proceeds of the sale of all of the relevant Combined Group Excess Shares to the Company; and

     (b) authorise any person to execute an instrument of transfer in respect of the Combined Group Excess Shares sold to, or in accordance with the directions of, the Combined Group Excess Share Trustee and/or any subsequent purchaser. The transferee shall not be bound to see to the application of any purchase money and his title to the Combined Group Excess Shares shall not be affected by any irregularity in or invalidity of the proceedings in relation to the sale or transfer; and

     (c) assist the Company in any and all matters or things relating to the sale of the Combined Group Excess Shares, including, but not limited to, procuring the appointment of the Company by his nominee or trustee, as their agent for the sale of the Combined Group Restricted Shares together with those rights, permissions and authorisations granted in (i) and (ii) above.

282. Articles 277 to 287 override any other provision of these Articles.

Notice

283. Any person whose acquisition of Ordinary Shares or voting control over Ordinary Shares would or does result in any Ordinary Shares being constituted as Combined Group Restricted Shares pursuant to Articles 277 or 278 shall immediately give written notice to the Company of such event and shall provide to the Company such other information as the Company may request in order to determine (i) whether any acquisition of Ordinary Shares or voting control over Ordinary Shares has resulted or could result in any Ordinary Shares being designated as Combined Group Excess Shares under Article 279, and/or (ii) to what extent any Combined Group Restricted Shares should be designated as Combined Group Excess Shares pursuant to
     Article 278.

284. The Company will, as soon as practicable after the Board has knowledge thereof, notify in writing any person who holds any Combined Group Restricted Shares; provided that failure by the Company to give any such notification shall in no way invalidate any of the provisions of Articles 277 to 287. The Company may, at any time after serving such notice referred to in this Article 284, require that the holder(s) of Combined Group

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     Restricted Shares provide the Company with such other information as the
     Company may request in order to determine (i) whether any acquisition of Ordinary Shares or voting control over Ordinary Shares has resulted or could result in any Ordinary Shares being designated as Combined Group Excess Shares under Article 279, and/or (ii) to what extent any Combined Group Restricted Shares should be designated as Combined Group Excess Shares pursuant to Article 278.

Exclusions

285. The provisions set forth in Articles 277 to 284 and 286 and 287 shall not apply to:

     (a) any Ordinary Shares to the extent that such restrictions are prohibited pursuant to the Applicable Regulations; or

     (b) any acquisition of Ordinary Shares or voting control over Ordinary Shares by any member of the Arison Group if, as a result, the aggregate of the voting rights of the P&O Princess Ordinary Shares and of the Carnival Common Stock held by the Arison Group and of the P&O Princess Ordinary Shares and of the Carnival Common Stock over which the Arison Group, after giving effect to the Equalization Ratio, exercises voting control does not thereby (i) increase by one per cent. or more in any period of twelve consecutive months and (ii) after giving effect to the Equalization Ratio, equal or exceed forty per cent. of the aggregate voting rights attached to the whole of the issued P&O Princess Ordinary Shares and the outstanding Carnival Common Stock. For the avoidance of doubt, (x) a member shall not be deemed to have acquired Ordinary Shares or voting control over Ordinary Shares if solely as a result of a share buyback, cancellation or reduction of share capital, disenfranchisement of voting rights or any other procedure which has the effect of reducing the share capital or the voting share capital of the Company or of Carnival the percentage holding of such person is increased; (y) the transfer of Ordinary Shares or voting control over Ordinary Shares among members of the Arison Group shall not be deemed to be a Triggering Acquisition; or

     (c) any acquisition by Carnival or any member of the Carnival Group pursuant to a Mandatory Exchange; or

     (d) any acquisition by any member of the Carnival Group of any Ordinary Shares; or

     (e) any acquisition by the Company or any of its Subsidiaries from time to time of any Ordinary Shares.

COMBINED GROUP EXCESS SHARES

286. The following shall apply to any Combined Group Excess Shares:

     Ownership in trust

     (a) Any Combined Group Excess Shares, as soon as possible after trigger of the Combined Group City Code Limit, shall be transferred by or on behalf of any Acquiring Person to the Combined Group Excess Share Trustee, as trustee of the Combined Group Excess Shares Trust, for the benefit of the Charitable Beneficiary (subject to the provisions of these Articles). The Acquiring Person shall, immediately after any trigger of the Combined Group City Code Limit,

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          have no rights whatsoever in such Combined Group Excess Shares (except as provided in Articles 286(c), 286(e) and 286(f)), and pending such transfer the Combined Group Excess Shares shall be held by the Acquiring Person on trust for the benefit of the Charitable Beneficiary. The Combined Group Excess Share Trustee may resign at any time so long as the Company shall have appointed a successor trustee. The Combined Group Excess Share Trustee shall, from time to time, designate one or more charitable organisation or organisations as the Charitable Beneficiary. More than one Combined Group Excess Share Trustee may be appointed to hold the Combined Group Excess Shares on trust for one or more Charitable Beneficiaries.

     Dividend rights

     (b) Combined Group Excess Shares shall remain entitled to the same dividends and other distributions as other Ordinary Shares are entitled to, and any dividend or distribution made or paid on Combined Group Excess Shares shall, pending transfer of such shares to the Combined Group Excess Share Trustee, be received by the relevant Acquiring Person in its capacity as trustee for the Charitable Beneficiary. Any dividend or distribution declared, paid or made shall, after the Combined Group Excess Shares have been transferred to the Combined Group Excess Share Trustee, be made or paid to the Combined Group Excess Share Trust. All dividends received or other income earned by the Combined Group Excess Share Trust shall be paid over to the Charitable Beneficiary.

     Rights upon Liquidation

     (c) Upon Liquidation of the Company, an Acquiring Person shall (if it has not already received consideration for the transfer of the Combined Group Excess Shares to the Combined Group Excess Share Trustee) receive, for each Combined Group Excess Share, the amount per share of any distribution made upon liquidation, dissolution or winding up less any costs and expenses incurred by the Company, the Combined Group Excess Share Trustee or the Charitable Beneficiary in respect of the transfer or holding of such shares.

     Voting rights

     (d) Pending a transfer of the Combined Group Excess Shares by an Acquiring Person, it shall have no rights whatsoever to vote on those shares and those votes shall not be counted for any purpose pursuant to these Articles. The Combined Group Excess Share Trustee shall be entitled (but not required) to vote the Combined Group Excess Shares on behalf of the Charitable Beneficiary on any matter. The Charitable Beneficiary will be deemed to have given an irrevocable proxy to the Combined Group Excess Share Trustee to vote the Combined Group Excess Shares for its benefit.

     Restrictions on transfer; Designation of Combined Group Excess Share Trust Beneficiary

     (e) At the direction of the Board, the Combined Group Excess Share Trustee shall transfer the Combined Group Excess Shares held in the Combined Group Excess Share Trust to a person or persons (including, without limitation, if permitted under Applicable Regulations, to the Company pursuant to Article 286(f) below)

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          whose ownership of such shares shall not cause a trigger of the
          Combined Group City Code Limit within 180 days after the later of (i) the date of triggering of the Combined Group City Code Limit, and (ii) the date the Board determines or is notified that a trigger of the Combined Group City Code Limit has occurred. If such a transfer is made, the interest of the Charitable Beneficiary shall terminate, the designation of such Ordinary Shares as Combined Group Excess Shares shall thereupon cease and the proceeds of such transfer shall be paid to the Acquiring Person net of any costs incurred by the Company, the Combined Group Excess Share Trustee and/or the Charitable Beneficiary in connection with the transfer of the Combined Group Excess Shares to the Combined Group Excess Share Trustee, the holding by the Combined Group Excess Share Trustee of the Combined Group Excess Shares and the transfer of the Combined Group Excess Shares by the Combined Group Excess Share Trustee to such person(s) in accordance with this Article 286(e).

     Purchase rights in relation to Combined Group Excess Shares

     (f) Combined Group Excess Shares held by the Combined Group Excess Share Trustee shall be deemed to have been offered for sale by the Combined Group Excess Share Trustee to the Company, or its designee, at a price per Combined Group Excess Share equal to the Market Price less any costs and expenses incurred by the Company, the Combined Group Excess Share Trustee and/or the Charitable Beneficiary relating to the transfer or holding of the Combined Group Excess Shares and their subsequent purchase by the Company, whereby the "relevant date" for determining the Market Price shall be the date of acquisition of the Combined Group Excess Shares by the Company. The Company shall, to the extent permitted under Applicable Regulations, have the right to accept such offer for a period of ninety (90) days after the later of
          (i) the date of any breach of Article 277 and (ii) the date the Board determines there has been a breach of Article 277 if the Company does not receive a notice of transfer or other event pursuant to Article 286(e).

     Underwritten offerings

     (g) Ordinary Shares or rights, options or warrants for, or securities convertible into, Ordinary Shares acquired by an underwriter in a public offering or placement agent in a private offering shall not be treated as Combined Group Excess Shares, provided that the underwriter makes a timely distribution of such Ordinary Shares or rights, options or warrants for, or securities convertible into, Ordinary Shares such that, after the distribution, such underwriter or placement agent does not hold or exercise voting control over Ordinary Shares equal to or in excess of the Combined Group City Code Limit.

VOTING CONTROL

287. In Articles 277 to 286: (i) references to holding or acquiring shares will also be deemed to include holding or acquiring voting control over shares;
     (ii) a person will be deemed to have voting control over shares if such person has the power to direct the voting of such shares; (iii) a person will be deemed to acquire shares upon the occurrence of any event which results in such person Acting in Concert with another person with respect to such other person's shares; and (iv) for the avoidance of doubt, for purposes of calculating the

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     voting power held by a person, any voting power represented by the P&O
     Princess Special Voting Share or the Carnival Special Voting Share shall be ignored.

INDEMNITY

Indemnity to directors and officers

288. Subject to the provisions of the Companies Acts but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer of the Company or of Carnival shall be indemnified out of the assets of the Company against any liability incurred by him to the fullest extent permitted under law.

MANDATORY EXCHANGE

289. Following the occurrence of an Exchange Event described in clause (a) of the definition thereof, the Board may call a general meeting (which may be an annual general meeting or an extraordinary general meeting) of the members of the Company to consider whether to effect the Mandatory Exchange. Such action by the members of the Company shall be by Supermajority Resolution approved by 66?% of those voting and shall be a Joint Electorate Action. If the requisite approval is obtained for an Exchange Event described in clause (a) of the definition thereof the Board shall, or following the occurrence of an Exchange Event described in clause
     (b) of the definition thereof (which, for the avoidance of doubt shall not require the calling of a general meeting or a Supermajority Resolution), the Board may, send an Exchange Notice to each holder of P&O Princess Ordinary Shares (other than non-voting Ordinary Shares held by Carnival or a wholly-owned Subsidiary of Carnival) notifying such holder of the Mandatory Exchange (as defined below). On the date specified in the Exchange Notice, which date shall be not less than fourteen days and no more than thirty days after the date of the Exchange Notice, the P&O Princess Ordinary Shares held by each member of the Company (other than the Non-Voting Ordinary Shares held by Carnival or a wholly-owned subsidiary of Carnival) shall, subject to the terms and conditions set forth in this Article, be automatically exchanged for such number of validly issued, fully paid and non-assessable shares of Carnival Common Stock as are equal to the number of such P&O Princess Ordinary Shares held by such member at such time multiplied by the Equalisation Fraction in effect at such time ("Mandatory Exchange"). Notwithstanding the foregoing, there shall be no entitlement to receive fractional interest in shares and in lieu of such fractional interest the member shall receive from Carnival an amount in cash in U.S. dollars at the Applicable Exchange Rate equal to either:

     (a) the product of multiplying the fractional interest by the closing price of the Carnival Common Stock on the NYSE (as reported in The Wall Street Journal or, if not reported therein, such other authoritative source as the Board may determine) on the date that the Mandatory Exchange is implemented; or

     (b) the pro rata entitlement of such member to the net proceeds of the sale of the aggregate fractional entitlements to Carnival Common Stock which shall be sold in the market at the best price reasonably obtainable by Carnival, provided always that Carnival shall be able to choose whether to apply the procedure referred to in (a) or (b) above, shall not be obliged to give any reasons for such choice and such choice shall be conclusive and binding on all persons concerned and shall not be open to challenge on any grounds whatsoever.

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290. On the day on which Exchange Notices are served pursuant to Article 289 each member shall:

     (a) be deemed to irrevocably appoint the Company as his agent to effect the Mandatory Exchange, including, but not limited to, the right to do all acts and things, receive (on behalf of the relevant member) sign, execute and deliver all documents on behalf of the relevant member which it considers necessary and advisable in connection with the Mandatory Exchange and such appointment shall endure until the Mandatory Exchange is completed; and

     (b) authorise any director to execute an instrument of transfer in respect of the P&O Princess Ordinary Shares which are the subject of the Mandatory Exchange conditional on the issuance of Carnival Common Stock to the relevant member in accordance with Articles 289 to 292; and

     (a) assist the Company in any and all matters or things relating to the Mandatory Exchange of the P&O Princess Shares held by such member, including, but not limited to, procuring the appointment of the Company as their agent for the exchange together with the rights, permissions and authorisations granted in (a) and (b) above.

291. To the extent that any of the procedures relating to the implementation of the Mandatory Exchange are inconsistent with any Applicable Regulations governing such Mandatory Exchange, such Applicable Regulations shall apply to the implementation of the Mandatory Exchange, and not such procedures or the provisions of this Articles 289 to 292.

292. Any resolution or determination of, or any decision or the exercise of any discretion or power by, the Board under and in accordance with Articles 289 to 292 shall be final and conclusive and they shall not be obliged to give any reasons therefor. Any disposal, transfer, exchange, or other thing done, by or on behalf, or on the authority of the Board pursuant to this Article shall be conclusive and binding on all persons concerned and shall not be open to challenge on any grounds whatsoever.

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Name and address of subscriber              Number of shares taken

Michael Gradon                              One Subscriber Share

The Summer House
18 Granville Road
Limpsfield, Oxted
Surrey RH8 0DA

Nicholas Luff                               One Subscriber Share

30 Kings Avenue
Carshalton
Surrey SM5 4NX

Date:

Witness to signatures:

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